PART II — OFFERING CIRCULAR

An Offering Circular pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion, Dated August 7, 2018

ITEM BANC, INC.

Up to $20,000,000 of ITEM BANC Shares

Exchangeable for ITEM BANC Tokens*

ITEM BANC, Inc. a South Carolina corporation (the “Company” or “ITEM BANC”) is offering investors (the “Offering”) the opportunity to purchase ITEM BANC Shares (the “Shares”) which may be exchanged for, when and if issued, blockchain protocol tokens, which we refer to as “ITEM BANC Tokens” which are intended to be used in connection with a blockchain technology backed specifically by products that are needed in daily life. The core set of commodity products that back the ITEM Banc currency are described as BHN or Basic Human Need products. These products are in five categories: Food, Building Materials, Basic Clothing, Paper Products, and Hygiene to be created by the Company (the “ITEM BANC Network”). The Shares will be sold at a price of $4.00 per Share and each Share will be exchangeable to acquire one ITEM BANC Token (the “Maximum Amount”). No exercise price will be required to be paid. This Offering is being conducted pursuant to Tier 1 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 9.

              Price to     Underwriting discount  Proceeds to  Proceeds to other

to publicand commissions(2)issuer(3)persons (4)

             _________    _____________________  ___________  _________________

Per Share (1)$4.00$ N/A$ 2,000,000(3)$(4)

Total Maximum$20,000,000$ N/A (2)$18,000,000$(4)

(1) Please refer to the section entitled “Description of Securities Being Offered” on page 66 for a description of the Shares

(2) The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 5% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 5% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering and will not be exercisable until one year and a day following their issuance. Please refer to the section entitled “Plan of Distribution” on page for additional information.

(3) We estimate that our total Offering expenses, excluding commissions, will be approximately $2,000,000. See “Plan of Distribution.”

(4) Upon the successful issuance of the ITEM BANC Tokens, we intend to transfer the ITEM BANC Network to the ITEM BANC Federation, which is a yet to be formed entity, along with any remaining net proceeds from this Offering which will be used to provide the ITEM BANC Federation with operating capital and a reserve source.

ITEM BANC, Inc.

201 Main Street, Number B

Hardeeville, SC 29927

Telephone: (404) 396-6759

(Address, and telephone number of issuer’s principal executive offices)

Virginia Robertson

Chief Executive Officer Item Banc, Inc. C/O Ruffin Trading Company, LLC

68 Burt’s Crossing Drive, Dawsonville, Georgia 30534

Telephone: (404) 396-6759

(Name, address, and telephone number, of agent for service)

Mark T. Thatcher, Esq. Chief Compliance Officer C/O ITEM BANC, INC.

56 Pine Street, 7th Floor Providence, RI 02903

(719) 440-0333

The date of this Offering Circular is August 6, 2018

The information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) of Regulation A. We expect to commence the sale of the Shares within two days of the date on which the Offering Circular of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”). There is no minimum amount of Shares that we must sell in order to conduct a closing in this Offering. The minimum amount that must be purchased by each investor is 1,000 Shares.

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date ”). There is no escrow established for this Offering. We will hold closings periodically following the receipt of investors’ subscriptions and acceptance of such subscriptions by us. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, development expenses, offering expenses and other uses as more specifically set forth in this Offering Circular (“Offering Circular”).

As soon as possible after the issuance of the Shares, we intend to apply to have the Shares listed for trading on the NASDAQ Capital Market (the “NCM”) or over-the-counter market operated by OTC Markets Group Inc. (the “OTCQB”). For more information see “Plan of Distribution”.

We are currently in the process of developing the ITEM BANC Network and the ITEM BANC Tokens and expect to launch the ITEM BANC Network and conduct the sale of the Genesis Offering of ITEM BANC Tokens within the next 12 months. We refer to the initial public offering of ITEM BANC Tokens as the “Genesis Offering.” Prior to the Genesis Offering, we intend to apply the proceeds of this Offering to the development and build out of our ITEM BANC Network.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

ITEM BANC, Inc.

201 Main Street, Number B

Hardeeville, SC 29927

Telephone: (404) 396-6759

(Address, and telephone number of issuer’s principal executive offices)

Virginia Robertson

Chief Executive Officer Item Banc, Inc. C/O Ruffin Trading Company, LLC

68 Burt’s Crossing Drive, Dawsonville, Georgia 30534

Telephone: (404) 396-6759

(Name, address, and telephone number, of agent for service)

Mark T. Thatcher, Esq. Compliance Officer C/O ITEM BANC, Inc.

56 Pine Street, 7th Floor Providence, RI 02903

(719) 440-0333

ITEM BANC, Inc., a South Carolina corporation (variously hereinafter, the “Offeror”, or the “Company”), hereby offers up to $20,000,000 of company shares (“Shares”) in Offeror (the “Offering”). The Company has been formed pursuant to Title 33 of the South Carolina Code of Laws of South Carolina, as amended from time (“SCCL”), for the purposes of making an equity investment into the Company, the proceeds of which will be used for working capital, further research and development, business development and marketing; all as described in further detail in this Offering Circular, below.

FREQUENTLY ASKED QUESTIONS

How much money will you be raising?

We will raise a maximum of $20,000,000.

To whom will you offer the Shares?

The general public as defined in “INVESTOR SUITABILITY STANDARDS.”

Into what will you be investing my funds?

Our investment strategy is to invest all of the net proceeds from this offering into ITEM BANC, Inc.

What kind of distributions may I expect?

Distributions equal to that of a common stockholder of the Company.

When will I get my money back?

The Board expects to run the Company for at least 5 years.

May I invest less than $4,000?

The Board may accept Subscriptions for less than $4,000 at their discretion.

Who is the Board of Directors?

The Board of Directors is managed by Virginia Robertson, Jordan Gitterman, Anthony Short and Henri Thompson.

Does the Company own any assets?

Intellectual property, plant and equipment.

What kind of control will the Board have over the Company and decision making?

The Board will have control over non -ordinary course, significant business decisions/transactions. The shareholders will only be able to remove a Board member with good cause. The Executive Management will make all decisions regarding the day-to-day operations of the Company.

TABLE OF CONTENTS

Contents

PART II — OFFERING CIRCULAR1

OFFERING CIRCULAR SUMMARY5

RISK FACTORS  9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS33

USE OF PROCEEDS34

DETERMINATION OF OFFERING PRICE36

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION36

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS47

DILUTION47

LEGAL PROCEEDINGS48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION48

PLAN OF DISTRIBUTION49

SELLING SECURITY HOLDERS51

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS51

EXECUTIVE COMPENSATION57

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT58

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND59

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE59

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON59

ACCOUNTING AND FINANCIAL DISCLOSURE59

INTERESTS OF NAMED EXPERTS AND COUNSEL59

DESCRIPTION OF CAPITAL STOCK60

SHARES ELIGIBLE FOR FUTURE SALE64

AVAILABLE INFORMATION76

KOUTOULAS & RELIS, LLC77

INDEPENDENT ACCOUNTANTS' REVIEW REPORT87

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR89

SIGNATURES90

ITEM BANC, INC. DISCLAIMERS91

FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●The lack of any existing centralized marketplace for securitized tokens;

●Our ability to implement our proposed ITEM BANC Network business plan;

●National, international and local economic and business conditions that could affect our business;

●Markets for our Shares and the ITEM BANC Tokens, if and when the Token Offering is successfully completed;

●Our cash flows or lack thereof;

●Our operating performance;

●Our financing activities;

●General market conditions effecting blockchain technology-based securities;

●Industry developments affecting our business, financial condition and results of operations;

●Our ability to compete effectively; and

●Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

ITEM BANC, Inc. (“we”, “ITEM BANC” or “the Company”) was incorporated in South Carolina on June 4, 2018. ITEM BANC, through extensions of our technology tool designed to bring information currency to markets. A demand for information about value is at the core of every business proposition. Item Banc focuses on delivering this information to the market and capitalizing on its delivery to consumers, industry, the financial sector, and governments, through proprietary technology solutions at reasonable capital expenditure, without the need to write-off past investments, all while maintaining low ongoing operational costs.

We expect to use the proceeds of this offering for working capital, marketing as well as general and administrative expenses. We expect to commence token sales in August 7018 and hope to increase sales in the coming months. See “Use of Proceeds.”

Our business office is located at 201 Main Street, Number B Hardeeville, SC 29927 Telephone: (404) 396-6759. We also may plan to establish new U.S. corporate offices in the Cheyenne, Wyoming metropolitan area as soon as practicable.

THE OFFERING

The following is a summary of the principal terms of this Offering but is not intended to be complete.

Issuer	ITEM BANC, INC., a South Carolina corporation.
Securities offered	Common Shares exchangeable for ITEM BANC Tokens, when and if issued.
Offering Amount	We are offering a maximum of $20,000,000 of Shares (the “Maximum Amount”) which shall be exchangeable for up to a maximum of 5,000,000 ITEM BANC Tokens.
Offering price	$4.00 per Share. The minimum amount that must be purchased by each investor is 1,000 Shares.
ITEM BANC Token Exchange Period	Each Share may be exchanged for one ITEM BANC Token during the period commencing the later of (1) the date that is one year and one day following the issue date of the Share; and (2) the date the Genesis Block is issued; and ending on the five-year anniversary of the issue date of the
Share. See “Description of Capital Stock” on page 61.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Termination of the Offering	This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.
Investor Qualifications	The Shares will be offered and sold solely to “Qualified Purchasers” (as defined in Rule 256 of
Regulation A).

Plan of Distribution	The Offering is being conducted by our officers and directors on a “best efforts” basis as to the Maximum Amount.
Our officers and directors will not receive any direct compensation for sales of our Shares.
However, we reserve the right to engage broker-dealers registered under Section 15 of the
Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 10% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants
(“Agent Shares”) which will be exercisable to purchase that number of Shares equal to 10% of the Shares placed by such Selling Agents. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering and shall be exercisable commencing one year and one day after issuance. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in the Offering and all such Shares so purchased shall be counted toward the Maximum Amount.
We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will direct the Escrow Agent to promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.
How to Subscribe	To subscribe for Shares, complete and execute the S A F T a n d Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the
Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.
Reg D Offering:	We are also conducting a private offering to accredited investors of up to 20,000,000 Shares at a price of $4.00 per Share in reliance on Rule 506(c) of Regulation D and Regulation S under the
Securities Act of 1933, as amended (the “Securities Act”). The Shares sold in the Reg D Offering have the same rights as those being sold in this Offering and shall be exchangeable to receive up to
175,000,000 ITEM BANC Tokens, which will be subject to restrictions on resale. As of the date of this Offering Circular, we placed approximately $0 of Shares in the Reg D Offering.
Use of proceeds	We intend to use the net proceeds of this Offering for working capital, research and development, marketing and the development of the ITEM BANC Network including, retaining necessary personnel, the creation or acquisition of the Broker-Dealer/ATS, obtaining technology and/or licenses and launching the ITEM BANC Tokens. See “Use of Proceeds.”
Proposed U.S. Trading	We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or
“OTCQB” at such time as determined by management after we hold the Initial Closing.
Risk factors	Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page
12. You should read the Risk Factors section of, and all of the other information set forth in, this
Offering Circular to consider carefully before deciding to purchase any Shares in this Offering.
Optional Conversion to Tokens	We recognize that the concept of creating ITEM BANC Tokens and having them trade in a manner that complies with Federal and State securities laws depends in large part upon regulators enacting or revising rules and regulations that recognize Token Securities, such as ITEM BANC
Tokens, as securities and allow and authorize trading of such securities. This could take a number of years or could never happen. Accordingly, the ITEM BANC Shares have been prepared so that our management has the right to cause them to be exchangeable, no less than a year and a day after issuance, into shares of our Common Stock should management believe that the ITEM BANC Tokens may not be created in a timely manner or at all. See “Securities Being Offered.”

You should rely only upon the information contained in this offering circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 5% of the gross proceeds. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of South Carolina and Florida. However, in the event that management is unsuccessful in raising the minimum funds needed to begin operations in South Carolina and Florida, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offering.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment.

The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Financial Projections. Since the Company itself has no operating history and was recently formed, no balance sheet or income statement based on actual operations of the Company is available. The Pro Forma Financial Projections included in the Business Plan are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and Shareholders are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company. In particular, construction, fuel, and capital costs are very volatile, and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $4.00 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

GENERAL

Risks Related to Our Business

Our business is difficult to evaluate because we have limited operating history.

Potential Investors should be aware of the difficulties generally encountered by an enterprise with limited operating history. These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. Although we intend to expand operations and grow, our capital is limited and for the near future, it is likely that we will sustain operating expenses without corresponding revenues. There can be no guarantee that we will be able to successfully develop, produce and market our products.

If we sell less than all of the offered Shares, we may be unable to obtain sufficient capital to implement and sustain our business or pursue our growth strategy.

If we are unable to sell the 5,000,000 Shares or if we do not generate sufficient funds from our operations, we may have to seek other sources of financing in order to fund our ongoing operational needs. If we obtain additional funds through an offering of additional securities, investors in this Offering may be subject to a substantial dilution in their ownership interest of us. If we obtain additional funds through a debt offering, our ability to generate a profit may be adversely affected and investors may lose all or substantially all of their investment. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

Even if we sell all of the offered Shares, we may need additional financing to develop our business and to meet our capital requirements.

We believe that the proceeds of this Offering shall be sufficient to enable us to engage in operations to the extent that we believe desirable. See the “USE OF PROCEEDS”.

The sale of the Shares offered shall enable us to engage in preliminary operations. We anticipate, based upon our internal forecasts and assumptions relating to our operations, that the proceeds from this Offering, together with anticipated revenues from operations, shall be sufficient to satisfy our contemplated cash requirements for in excess of 12 months after the Closing of this Offering.

Even if we sell the Securities offered pursuant to this Offering Circular, we may need additional financing to meet our capital requirements to engage in our business. Thus, if we are unable to obtain additional financing, it is possible that we may be unable to achieve our stated business objectives.

We shall be dependent upon the following: (i) future earnings; (ii) the availability of funds from private sources, including, but not limited to, our shareholders and loans (iii) private or public offerings of our securities and (iv) the availability of funds from other sources. If additional capital is raised through borrowing or other debt financing, which we may not be able to obtain, we will incur substantial interest expenses. Sales of equity to raise needed capital would dilute, on a pro-rata basis, the percentage of ownership of all holders of common stock. Further, market conditions for private and public offerings are subject to uncertainty and there can be no assurance when or whether a private and/or public offering shall be successfully completed or that other funds shall be made available to us. In view of our limited operating history, our ability to obtain additional funds may be limited. Such financing may only be available, if at all, upon terms and conditions which may not be reasonable and/or acceptable to us. If adequate funds are not available from operations or additional sources of financing, our business shall be materially adversely affected. Therefore, although selling the total amount of Securities offered shall best meet our plans for business operations, there remains a risk that an investor may experience a complete loss of his investment if we require additional funding but do not obtain it.

We may be unable to obtain market acceptance to expand our operations.

We shall require significant expenditures, management resources and time to develop and market our products and services. There can be no assurance that we shall be successful in gaining market acceptance of our products and services.

Competitors may hinder our ability to succeed.

Larger companies with greater financial, marketing and other resources could develop a similar product in the future.

We may experience significant fluctuations in our operating results.

Our revenues and operating results may fluctuate due to a combination of factors. In order to remain competitive within the industry, we must maintain and keep up to date with new advances in information technology. Consequently, it is highly uncertain what our operating results will be in the near future. Our revenues and operating results may also fluctuate based upon the number and extent of potential financing activities. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis.

Risks Related to Our Management

Our success depends upon certain key members of management, the loss of whom could disrupt our business operations.

We depend upon the services of Virginia Robertson, Jordan Gitterman, Anthony Short and Henri Thompson. The loss of services of Ms. Robertson, Mr. Gitterman, Mr. Short or Mr. Thompson could adversely disrupt our operations.

Our Directors and Officers will have substantial influence over our operations and control substantially all of our business matters.

The members of the Board of Directors are Virginia Robertson, Jordan Gitterman, Anthony Short and Henri Thompson. They are responsible for conducting and managing our day-to-day operations. We rely completely upon the judgment of such two people in making business decisions on matters which require the judgment of the Board of Directors.

We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, sales and marketing, and chartering operations services, could have a material adverse effect upon our business, results of operations and financial condition.

Our Management will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our management intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds.

There can be no assurance that our management’s use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Risks Related to Our Shares

The Shares being offered pursuant to this Offering Circular are not registered with the Securities and Exchange Commission.

There is no present market for the Shares, and there can be no assurance that any will develop. We are not presently a reporting company under either Section 13(a) or 15(d) of the 1934 Act and therefore, we do not presently file any reports with the SEC. We can give no assurance that we will ever become a reporting company. In addition, there can be no assurance if, and when, a public market will develop and whether our Shares will be able to be resold either at or near their original offering price. Investors should understand that the Shares are not liquid and may have little or no value if an Investor desires to liquidate his or her investment in the Shares. Accordingly, the Shares should not be purchased by anyone who requires liquidity or who cannot afford a complete loss of his investment.

The lack of liquidity and significant risks associated with an investment in our company makes the purchase of the Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved and has reviewed these risks with his or her legal and investment advisors, and who has adequate means of providing for his or her current and foreseeable needs and contingencies.

The Subscription Price of the Shares pursuant to this Offering has been arbitrarily determined.

We have arbitrarily determined the Subscription Price of the Shares and such Subscription Price should not be construed as indicative of the value of the Shares. We can give no assurance that any of the Shares, if transferable, could be sold for the Subscription Price or for any other amount.

We have never paid dividends on our common stock.

We have never paid any dividends on our Common Stock. Although our management intends to pay cash dividends on our Common Stock, there can be no assurance that we shall have sufficient earnings to pay any dividends with respect to our Common Stock. Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to our Common Stock. The future declaration of any cash or stock dividends shall be in the sole and absolute discretion of the Board of Directors and shall depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors. It is also possible that the terms of any future debt financing may restrict the payment of dividends. To date, no dividends have been paid on our Common Stock and we presently intend to retain earnings, if any, for the development and expansion of our business.

We may issue more shares in future offerings, which will result in substantial dilution to our shareholders.

Our Certificate of Incorporation authorizes the issuance of a maximum of 50,000,000 shares of Common Stock. Any additional offerings of Common Stock effected by us may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the Common Stock issued in any such offering may be valued upon an arbitrary or non-arm's-length basis by our Management, resulting in an additional reduction in the percentage of Common Stock held by our then existing shareholders. To the extent that additional shares of Common Stock are issued, dilution of the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

As a result of this offering, there will be immediate substantial dilution.

The purchasers of the Shares being offered hereby shall incur an immediate and substantial dilution in the pro forma net tangible book value of the Shares after the Offering of approximately $.40 per Share from the Subscription Price of $4.00 per Share if all of the 5,000,000 Shares offered hereby are purchased.

If we become a publicly traded company, we may be subject to the Securities and Exchange Commission's "penny stock" rules if our Common Stock sells below $5.00 per share.

We are not currently a public company. We intend to file a registration statement to become a Securities and Exchange Commission reporting company as soon after the Closing of this Offering as is feasible. Our shares may now and in the future be subject to the penny stock rules (Rule 15c2-11) under the Securities Exchange Act of 1934 which regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than U.S. $5.00, and are generally not traded on a national stock exchange or on NASDAQ. They are securities issued by companies that have minimal net tangible assets and short corporate histories as well as minimal revenues. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the United States Securities and Exchange Commission (the “SEC”) which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our common shares. As long as our common shares are subject to the penny stock rules, the holders of such common shares may find it more difficult to sell their securities. The requirement that broker-dealers comply with this rule will deter broker-dealers from recommending or selling our Common Stock, thus further adversely affecting the liquidity and share price of our Common Stock, as well as our ability to raise additional capital.

If we become a publicly traded company in the future, our Common Stock may never be listed on NASDAQ, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

We are not currently a public company. We intend to use our best efforts to file a registration statement on Form 10 with the Securities and Exchange Commission as soon after the Closing of this Offering as is feasible. Notwithstanding the filing of the Form 10, in order to prevent trading prior to the time Item Banc deems appropriate, the Company shall not seek to become a publicly traded for a period of 18 months commencing upon the date of the Closing without the approval of Item Banc.

Until such time as our Common Stock is listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible. Furthermore, our Common Stock may never be listed on any market. Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Factual Data

The information which we have set forth in this Offering Circular was obtained from our management, who will benefit substantially from the transactions contemplated herein. Such information necessarily incorporates significant assumptions as well as factual matters. There can be no assurance that such information is complete or accurate.

Risks Related to Our Business and Industry

Our operating results may fluctuate significantly, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

Our quarterly and annual operating results may vary significantly in the future, which makes it difficult for us to predict our future operating results. Our operating results may fluctuate due to a variety of factors, many of which are outside of our control, including the changing and volatile U.S., European and global economic environment, and any of which may cause our stock price to fluctuate. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance. In addition, revenues in any quarter are largely dependent on customer contracts entered into during that quarter. Historically, the amount of customer orders that have not been shipped as of the end of a fiscal year has not been material. Moreover, a significant portion of our quarterly sales typically occurs during the last month of the quarter, and sometimes within the last few weeks or days of the quarter. As a result, our quarterly operating results are difficult to predict even in the near term and a delay in an anticipated sale past the end of a particular quarter may negatively impact our results of operations for that quarter, or in some cases, that year. A delay in the recognition of revenue, even from just one account, may have a significant negative impact on our results of operations for a given period. If our revenue or operating results fall below the expectations of investors or securities analysts or below any guidance we may provide to the market, as has occurred recently and at other times in the past, or if the guidance we provide to the market falls below the expectations of investors or securities analysts, as has occurred recently and at other times in the past, the price of our common stock could decline substantially. Such a stock price decline could occur and has occurred recently and at other times in the past, even when we have met our publicly stated revenue and/or earnings guidance.

In addition to other risks listed in this “Risk Factors” section, factors that may affect our operating results include, but are not limited to:

•general economic or political conditions in our domestic and international markets, including the deficit spending and government debt issues surrounding the U.S. and Eurozone economies;

•unpredictability in the development of core, new, or adjacent markets, or a slowdown or reversal of growth in these markets, including network and application performance management, and public cloud computing markets and including any markets that we enter as a result of acquisitions;

•limited visibility into customer spending plans;

•changing market conditions;

•customer or partner concentration;

•the timing of recognizing revenue in any given quarter as a result of revenue recognition accounting rules, including the extent to which sales transactions in a given period are unrecognizable until a future period or, conversely, the satisfaction of revenue recognition rules in a given period resulting in the recognition of revenue from transactions initiated in prior periods;

•the sale of our products in the timeframes we anticipate, including the number and size of orders, and the product mix within any such orders, in each quarter;

•our ability to develop, introduce and ship in a timely manner new products and product enhancements that meet customer requirements;

•the timing and execution of product transitions or new product introductions, including any related or resulting inventory costs;

•delays in customer purchasing cycles in response to our introduction of new products or product transitions;

•customer acceptance of new BHN introductions. New products may not achieve any significant degree of market acceptance or be accepted into our sales channel by our channel partners. Furthermore, many of our target customers have not purchased products similar to these and might not have a specific budget for the purchase of these products;

•our ability to realize the anticipated benefits of any strategic transaction undertaken by us, including any acquisition, divestiture, partnership, commercial agreement, or investment;

•any significant changes in the competitive dynamics of our markets, including new entrants or substantial discounting of products;

•our ability to timely and effectively implement, and realize the anticipated benefits of, any restructuring plans;

•any shortages or price fluctuations in our supply chain;

•any decision to increase or decrease operating expenses in response to changes in the marketplace or perceived marketplace opportunities;

•our ability to derive benefits from our investments in sales, marketing, supply chain logistics or other activities;

•our ability to successfully work with partners on combined solutions, including with respect to product validation, marketing, selling and support;

•unpredictable fluctuations in our effective tax rate due to the geographic distribution of our worldwide earnings or losses, disqualifying dispositions of stock from the employee stock purchase plan and stock options, changes in the valuation of our deferred tax assets or liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles, or interpretations thereof; and

•the effects of natural disasters, including any effects on our supply chain or on the willingness of our customers or prospective customers to make capital commitments.

We are susceptible to shortages or price fluctuations in our supply chain. Any shortages or price fluctuations in components used in our products could delay shipment of our products or increase our costs and harm our operating results.

Shortages in BNH goods that we use have occurred recently and may occur in the future and our suppliers' ability to predict the availability of such goods may be limited. Some goods that we use are available only from limited sources of supply. In addition, the lead times associated with certain goods are lengthy and preclude rapid changes in quantity requirements and delivery schedules. Any inability to ship our BNH goods in a timely manner would delay sales and adversely impact our revenue, business, operating results and financial condition.

We are dependent on various information technology systems, and failures of or interruptions to those systems could harm our business.

Many of our business processes depend upon our information technology systems (IT), the systems and processes of third parties, and on interfaces with the systems of third parties. If those systems fail or are interrupted, or if our ability to connect to or interact with one or more networks is interrupted, our processes may function at a diminished level or not at all. This would harm our ability to ship products, and our financial results would likely be harmed.

In addition, reconfiguring our IT systems or other business processes in response to changing business needs, or in connection with integrating acquired businesses, may be time-consuming and costly. To the extent this impacts our ability to react timely to specific market or business opportunities, our financial results would likely be harmed.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

We depend on our ability to protect our proprietary technology. We rely on trade secret, patent, copyright and trademark laws and confidentiality agreements with employees and third parties, all of which offer only limited protection. The steps we have taken to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain, particularly in countries outside of the U.S. Further, with respect to patent rights, we do not know whether any of our pending patent applications will result in the issuance of patents or whether the examination process will require us to narrow our claims, and even if patents are issued, they may be contested, circumvented or invalidated over the course of our business. The invalidation of any of our key patents could benefit our competitors by allowing them to more easily design products similar to ours. Moreover, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages, and competitors may in any event be able to develop similar or superior technologies to our own now or in the future. Protecting against the unauthorized use of our products, trademarks, and other proprietary rights is expensive, difficult and, in some cases, impossible. Litigation has been necessary in the past and may be necessary in the future to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others.

Intellectual property litigation may in the future result, in substantial costs and diversion of management resources, and may in the future harm our business, operating results and financial condition. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from infringing upon or misappropriating our intellectual property.

Our international sales and operations subject us to additional risks that may harm our operating results.

We expect to continue to add personnel in additional countries. Our international sales and operations makes us subject to various U.S. and international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international sales and operations subject us to a variety of additional risks, including:

•the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;

•difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;

•tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

•the effects of any political instability on the general willingness of our current and prospective customers to make capital commitments;

•unfavorable changes in tax treaties or laws;

•increased exposure to foreign currency exchange rate risk; and

•reduced protection for intellectual property rights in some countries.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international sales and operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Some of our business partners also have international operations and are subject to the risks described above. Even if we are able to successfully manage the risks of international operations, our business may be adversely affected if our business partners are not able to successfully manage these risks.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our customers and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled purchases of our products and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such customers or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to more aggressively discount our prices in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

International customers may also require that we localize our products. The product development costs for localizing the user interface of our products, both graphical and textual, could be a material expense to us if the software requires extensive modifications. To date, such changes have not been extensive, and the costs have not been material.

We are investing in supply chain logistics, sales, marketing, services, and infrastructure, and these investments may achieve delayed or lower than expected benefits, which could harm our operating results.

We intend to continue to add personnel and other resources to our supply chain logistics, sales, marketing, services and infrastructure functions as we focus on developing new technologies, growing our market segments, capitalizing on existing or new market opportunities, increasing our market share, and enabling our business operations to meet anticipated demand. We are likely to recognize the costs associated with these investments earlier than some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect. If we do not achieve the benefits anticipated from these investments, or if the achievement of these benefits is delayed, our operating results may be adversely affected.

If we lose key personnel or are unable to attract and retain personnel on a cost-effective basis, our business would be harmed.

Our success is substantially dependent upon the performance of our senior management and key technical and sales personnel. Our management and employees can terminate their employment at any time, and the loss of the services of one or more of our executive officers or other key employees could harm our business. Our success also is substantially dependent upon our ability to attract additional personnel for all areas of our organization, particularly in our sales, research and development, and customer service departments. Competition for qualified personnel is intense, and we may not be successful in attracting and retaining such personnel on a timely basis, on competitive terms, or at all. Additionally, fluctuations or a sustained decrease in the price of our stock could affect our ability to attract and retain key personnel. When our stock price declines, our equity incentive awards may lose retention value, which may negatively affect our ability to attract and retain such key personnel. If we are unable to attract and retain the necessary technical, sales and other personnel on a cost-effective basis, our business, operating results and financial condition would be adversely affected.

If we fail to manage future growth effectively, our business would be harmed.

We have expanded our operations significantly since inception, both organically and through acquisitions of complementary businesses and technologies and anticipate that further significant expansion will be required. This growth is expected to continue to place significant demands on our management, infrastructure, and other resources. To manage our growth, we need to hire, integrate, and retain highly skilled and motivated employees. We will also need to continue to improve our financial and management controls, reporting systems, and procedures. We have an enterprise resource planning software system that supports our finance, sales, and inventory management processes. If we were to encounter delays or difficulties as a result of this system, including loss of data and decreases in productivity, our ability to properly run our business could be adversely impacted. If we do not effectively manage our growth, our business would be harmed.

We are subject to various regulations that could subject us to liability or impair our ability to sell our products.

Our products and services are subject to a variety of government regulations, including export controls, import controls, environmental laws, laws relating to the use of conflict minerals, and required certifications. For example, our products are subject to export controls of the U.S. and other countries and may be exported outside the U.S. and other countries only with the required level of export license or through an export license exception, because we incorporate encryption technology into our products. In addition, various countries regulate the import of certain encryption technology and have enacted laws that could limit our ability to distribute our products or could limit our customers' ability to implement our products in those countries. Changes in our products or changes in regulations may increase the cost of building and selling our products, create delays in the introduction of our products in international markets, prevent our customers with international operations from deploying our products throughout their global systems or, in some cases, prevent the export or import of our products to certain countries altogether. Any change in regulations, shift in approach to the enforcement or scope of existing regulations, or change in the countries, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. We must comply with various and increasing environmental regulations, both domestic and international, regarding the manufacturing and disposal of our products. Failure to comply with these and similar laws on a timely basis, or at all, could have a material adverse effect on our business, operating results and financial condition. Any decreased use of our products or limitation on our ability to export or sell our products would harm our business, operating results and financial condition.

We are exposed to risks from legislation requiring companies to evaluate internal control over financial reporting.

The Sarbanes-Oxley Act requires that we test our internal control over financial reporting and disclosure control and procedures. Moreover, if we are not able to comply with the requirements of Section 404 in the future, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock may decline and we could be subject to sanctions or investigations by the Nasdaq Stock Market's Global Select Market, the SEC or other regulatory authorities, which would require significant additional financial and management resources.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

We are required to expense equity compensation given to our employees, which will reduce our reported earnings, will harm our operating results in future periods and may reduce our stock price and our ability to effectively utilize equity compensation to attract and retain employees.

We will use stock options, restricted stock units, and an employee stock purchase plan as significant components of our employee compensation program in order to align employees' interests with the interests of our stockholders, encourage employee retention, and provide competitive compensation packages. The compensation charges that we are required to record related to these equity awards have reduced, and will continue to reduce, our reported earnings, will harm our operating results in future periods, and may require us to reduce the availability and amount of equity incentives provided to employees, which could make it more difficult for us to attract, retain and motivate key personnel. Moreover, if securities analysts, institutional investors and other investors adopt financial models that include stock option expense in their primary analysis of our financial results, our stock price could decline as a result of reliance on these models with higher expense calculations.

We may have exposure to greater than anticipated tax liabilities.

Our provision for income taxes is subject to volatility and could be adversely affected by nondeductible stock-based compensation, changes in the research and development tax credit laws, earnings being lower than anticipated in jurisdictions where we have lower statutory rates and being higher than anticipated in jurisdictions where we have higher statutory rates, transfer pricing adjustments, not meeting the terms and conditions of tax holidays or incentives, changes in the valuation of our deferred tax assets and liabilities, changes in actual results versus our estimates, or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, like other companies, we may be subject to examination of our income tax returns by the U.S. Internal Revenue Service and other tax authorities. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for income taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority will not have an adverse effect on our results of operations.

If we fail to successfully manage our exposure to the volatility and economic uncertainty in the global financial marketplace, our operating results could be adversely impacted.

We are exposed to financial risk associated with the global financial markets, including volatility in interest rates and uncertainty in the credit markets. Additionally, instability and uncertainty in the financial markets, as has been recently experienced, could result in the incurrence of significant realized or impairment losses associated with certain of our operations, which would reduce our net income.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We will rely on outside financing and cash flow from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. The terms of our current senior secured credit facility include certain covenants that limit future borrowings and require that certain payments, investments and acquisitions meet defined leverage ratios, and any additional financing may place additional limits on our financial and operating flexibility. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

Our business is subject to the risks of earthquakes, fire, floods, pandemics and other natural catastrophic events, and to interruption by manmade problems such as computer viruses, break-ins or terrorism.

Our main operations, including our primary data center, are located in the Southeastern U.S. coastal region, a region known for hurricane and flooding activity. A significant natural disaster, such as a hurricane, fire or a flood, could disrupt our operations and therefore harm our business, operating results and financial condition. A natural disaster could also impact our ability to manufacture and deliver our products to customers, or provide support to our customers, any of which would harm our business, operating results and financial condition. In addition, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems, which could result in the theft of intellectual property, customer information or other sensitive data. Any of these incidents could result in both legal and reputational costs. Natural disasters, acts of unrest or terrorism or war could also cause disruptions in our or our customers' business, our domestic and international markets, or the economy as a whole. To the extent that such disruptions result in delays or cancellations of customer orders or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Forward-looking Statements May Prove Materially Inaccurate. The statements contained in this Offering Circular that are not historical facts are forward-looking statements within the meaning of the Federal securities laws. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates, and projections about the industry and locale in which the Company’s operations will be operated. Words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, and “estimate”, variations of such words, and other similar expressions, identify such forward -looking statements. Forward-looking statements contained in this Offering Circular, or other statements made for or on behalf of the Offering either orally or in writing from time to time, are expressly not guarantees of future performance, and involve certain risks, uncertainties, and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While forward-looking statements in this Offering Circular reflect the Company’s estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events, or other changes.

Such Shareholders May Be Subject to the Bad Actor Provisions of Rule 506(d). Regulation D, Rule 506(d) was adopted by the SEC under the JOBS Act on September 23, 2013. Rule 506(d) pertains to Shareholders (“covered persons”) who acquire more than 20% of the voting (equity) interests in companies seeking an exemption from securities registration under Rule 506. If such Shareholders have been subject to certain "disqualifying events" (as defined by the SEC), are required to either: a) disclose such events to other Shareholders (if they occurred before September 23, 2013); or b) own less than twenty percent (20%) of the voting (equity) Shares in the Company (if they occurred after September 23, 2013), and c) and they may not participate in management or fundraising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, Shareholders, securities violations, fraud, or misrepresentation.

Shareholders or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting Shares in the Company (or ensure that the Shares they acquire are non-voting), and b) abstain from participating in management or fundraising for the Company. Covered persons have a continuing obligation to disclose disqualifying event both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Rule 506 securities exemption.

Federal, State and Local Regulations May Change. There is a risk of a change in the current Federal, State and Local regulations as it may relate to the operations of the Properties in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning and environmental regulations, or property taxes, among other regulations.

Risk Factors Involving Income Taxes

The Board Will Not Obtain an IRS Ruling. The Company will elect to be treated as a partnership for Federal income tax purposes. The Board has determined not to obtain a ruling from the Internal Revenue Service (IRS) as to the tax status of the group.

Registration as a Tax Shelter. The Company may be required to register with the Internal Revenue Service as a "tax shelter."

Tax Liability May Exceed Cash Distributions from Operations. As a result of decisions of the Board in operating the Company, which may require the suspension of Cash Distributions due to a need to maintain a higher level of cash Reserves, along with other events, there is a risk that, in any tax year, the tax liability owed by a Shareholder will exceed its Cash Distribution in that year. As a result, some or all of the payment of taxes may be an out of pocket expense of the Shareholder.

Tax Liability May Exceed Cash Distribution on Property Disposition. There is a risk that on the disposition of a Property, the tax liability of the Shareholder may exceed the Distributable Cash available. In the event of an involuntary disposition of the Company, there is the possibility of a Shareholder having a larger tax liability than the amount of cash available for Distribution at the time of the event, or at any time in the future.

Risk of Audit of Shareholder’s Returns. There is a risk that an audit of the Company’s records could trigger an audit of the individual Shareholder’s tax records.

Risk That Federal or State Income Tax Laws Will Change. There is a risk associated with the possibility that the Federal or State income tax laws may change affecting the projected results of an investment in the Company. There is a possibility that in the future Congress may make substantial changes in the Federal tax laws that apply to the Company and its Shareholders.

Risk That Income Tax Returns May Not Be Timely Prepared. If the Company is unable to prepare and deliver its Federal or State income tax returns in a timely manner the Shareholders may be forced to file an extension on their individual income tax returns and may incur a cost to do so, including possible penalties to the Federal and State governments. If the Company is unable to prepare and deliver the Federal or State income tax returns at all, the Shareholders may be required to incur additional expenses in employing independent accountants to complete the returns.

Losses Limited to Amounts at Risk. The extent to which a Shareholder may utilize losses from the Company will be limited to the amount the Shareholder is found to be "at risk" with respect to the Company.

Limitations on Use of Passive Losses. Losses from a passive activity are not allowed to offset other types of income, such as salary, active business income, and "portfolio income," and may offset income only from other passive activities. The Company anticipates that most of the net income (if any) allocated to the Shareholders may be used by the Shareholders to offset the "passive activity losses," if any, of the Shareholders.

Risk of Including Foreign Shareholders. The Company may accept Subscriptions from Non-U.S. Persons, in which case there is a risk that: the proper tax withholding amounts will not be withheld or paid by the Non-U.S. Person as required by the Foreign Investor in Real Property Tax Act of 1980 (FIRPTA) and that the Company could remain liable for a Non-U.S. Person’s individual tax liabilities to the IRS. There is a further risk that a Non-U.S. Person Investor could be named on the list of Specially Designated Nationals, Blocked Persons, or Sanctioned Countries or Individuals, which, if undiscovered, could result in an enforcement action against the Company by the U.S. Department of the Treasury and/or other federal agencies. In order to mitigate these possibilities, the Board will conduct due diligence on each Non-U.S. Person it considers admitting to the Offering and will attempt to determine whether there are any security restrictions on its admission at the time of its Subscription. Further, if the Board admits Non-U.S. Persons to the Offering, the Board will employ a C.P.A. versed in international investments on which it will rely to calculate and remit the appropriate withholding amounts. At the time of publication of this Offering Circular, the Board was not contemplating including any specific Non-U.S. Persons as Shareholders in the Offering.

Duties of Board to the Shareholders; Indemnification

Duties of the Board to the Company. The duties the Board owes to the Company and the other Shareholders include the duty of care, the duty of disclosure and the duty of loyalty, and the fiduciary duties of a partner to a partnership and its other partners, as set forth in the Operating Agreement. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board should consult with their legal counsel.

A Shareholder has a right to expect that the Board will do the following:

•Use its best efforts when acting on the Shareholder’s behalf,

•Not act in any manner adverse or contrary to the Shareholder’s interests,

•Not act on its own behalf in relation to its own interests, and

•Exercise all of the skill, care, and due diligence at its disposal.

In addition, the Board is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders.

Indemnification of Board: The Agreement provides an indemnification of the Board for liabilities the Board incurs in dealings with third parties on behalf of the Company. The Company is bound to indemnify and hold the Board harmless for any acts or omissions within the authority granted to the Board, including reimbursement for its legal expenses, unless the Board engages in willful misconduct, bad faith, or fraud. Further, the Agreement contains a provision that each of the Shareholders shall indemnify and hold harmless the Board for any liability associated with any misrepresentation(s) by them as to their suitability for Shareholdership in the Company, based on the Suitability Standards established by the Board.

This indemnification will provide the Shareholders with a more limited right of action against the Board than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Title 33 of the South Carolina Code of Laws (“SCCL”) of the State of South Carolina permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of South Carolina corporate law or obtained an improper personal benefit. Upon the closing of this offering, our restated certificate of incorporation will provide that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of South Carolina prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

The SCCL also provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court or such other court shall deem proper.

Upon the closing of this offering, our restated certificate of incorporation will provide that we will indemnify each person who was or is a party or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation that will be effective upon the closing of the offering also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We will maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Related to Our Potential Token Offering

The Offering of ITEM BANC Tokens may never occur in which case holders of Shares will receive Common Stock for their Shares.

The proposed Offering of ITEM BANC Tokens is contingent upon the successful creation and launch of the ITEM BANC Network, which is subject to a number of risks and uncertainties. Accordingly, the ITEM BANC Network may not ever launch as currently envisioned, or ever. If the ITEM BANC Network does not launch, then the Token Offering of the ITEM BANC Tokens will not take place. If there is not a Token Offering, our management and board of directors will have the discretion to convert all outstanding Shares into that number of shares of Common Stock equal to 30% of our issued and outstanding Common Stock on a fully diluted basis following the conversion, assuming the sale of the Maximum Amount of Shares. If less than the Maximum Amount of Shares is sold, then the number of shares of Common Stock issuable upon conversion will be ratably reduced. The exchange of Shares for our Common Stock is intended to be a fail-safe in the event that regulatory or market conditions, in the discretion of the board of directors, renders the Token Offering not practical. Accordingly, investors in this Offering should be aware of the risk that the Shares they acquire may not be exchangeable to receive ITEM BANC Tokens but rather may be automatically converted into shares of our Common Stock in the discretion of our board of directors.

The proposed ITEM BANC Network and ITEM BANC Tokens may be vulnerable to hackers and cyber-attacks.

The proposed ITEM BANC Network and ITEM BANC Tokens are internet-based, which makes us vulnerable to hackers who may access the data of investors in this Offering, purchasers of ITEM BANC Tokens and users of the ITEM BANC Network. Further, any significant disruption in our operations, our ITEM BANC Tokens or the ITEM BANC Network could cause investors and potential users to lose trust and confidence in us and our business, which could result in our having to cease operations. In addition,we intend to rely on third-party technology providers to provide us with the various elements of our proposed ITEM BANC Network and technology. Any disruptions of services or cyber-attacks on our third-party technology providers could harm our reputation and materially and negatively impact our prospects.

Our ITEM BANC Token business model is dependent on continued investment in and development of distributed ledger technologies.

Our ITEM BANC Token business model is dependent on continued investment in and development of distributed ledger technologies. If as a result of regulatory changes, hackers, general market conditions or innovations, investments in distributed ledger technologies become less attractive to investors or innovators and developers, it could have a material adverse impact on our prospects and possibly our ability to continue our developmental operations. It is not possible to accurately predict the potential adverse impacts on us, if any, of current economic conditions on our prospects.

In order for us to implement our ITEM BANC Token business plan, we need to identify and recruit highly qualified personnel with backgrounds in developing distributed ledger technology applications and who have skills required for developing and managing developmental stage businesses. We believe that we will face intense competition for personnel. If we are not able to identify and recruit the necessary personnel to implement our business and launch the ITEM BANC Network, we may not have a successful ITEM BANC Token Offering and investors may lose all or most of their investments.

We have not identified all the persons that we will need to engage to provide services and functions critical to the development of the ITEM BANC Network and no assurance can be given that we will be able to engage the necessary persons on acceptable terms, if at all.

The ITEM BANC Network is in its developmental stage and we have not identified all the persons that we will need to engage to provide services and functions critical to the development of the ITEM BANC Network. We cannot assure that we will be able to engage persons with the necessary expertise on terms acceptable to us if at all. Further, there can be no assurance given that if we are able to engage such service providers that they will be able to provide the services and functions meeting our specifications and requirements. If we fail to identify and engage such service providers, or if the providers fail to meet our specifications and requirements, it could have a material adverse effect on our ability to develop and launch the ITEM BANC Network and successfully conduct the Genesis Offering of the ITEM BANC Tokens.

The ITEM BANC Tokens are not expected to be created until at least 12 months after the date of this Offering Circular. The ITEM BANC Tokens may never be created, and if created, a public market for the ITEM BANC Tokens may never develop.

The ITEM BANC Tokens are not expected to be created until at least 12 months after the date of this Offering Circular, and, if they are created, a public market for the ITEM BANC Tokens may never develop. If the ITEM BANC Tokens are not created, the Shares may be mandatorily converted into shares of our Common Stock, which may have little or no value, which in turn would result in the Shares having little or no value. Further, even if the ITEM BANC Tokens are created and launched, a public market for the ITEM BANC Tokens may never develop, which in turn would cause the Shares to have little or no value. We cannot predict the extent to which an active market for any such securities will develop or be sustained after this Offering, or how the development of such a market might affect the market price of such securities.

Shareholders that acquire yet to be issued ITEM BANC Tokens face the risk of unauthorized access to their Wallet Account and may lose access to their ITEM BANC Tokens if they lose their Wallet Account or Password.

Shareholders that acquire yet to be issued ITEM BANC Tokens will be subject to the risk of unauthorized third parties gaining access to their Wallet Account through security breaches which could enable such third party to download the Wallet Account and potentially access the Wallet Account by deciphering or cracking the holder’s password. In such event the holder may lose access to any ITEM BANC Tokens held in the Wallet Account and lose their entire investment. Further, if a holder does not maintain an accurate record of the holder’s password and losses the password to the Wallet Account, the holder will lose access to the ITEM BANC Tokens held in the Wallet Account, and, as a result, lose his or her investment.

The Ethereum blockchain upon which we intend to base our ITEM BANC Tokens is subject to the risk of mining attacks.

As with other distributed ledger technologies, we believe that the Ethereum blockchain which we intend to use as the basis for our ITEM BANC Tokens is susceptible to mining attacks, including but not limited to double-spend attacks, majority mining power attacks, “selfish- mining” attacks, and race condition attacks. Any successful attacks present a risk to the Ethereum blockchain, expected proper execution and sequencing of ETH transactions, and expected proper execution and sequencing of contract computations, which could have an adverse effect on the value of our ITEM BANC Tokens, although we believe that Cardano intends to limit the risk of mining attacks by creating a blockchain proof-of-work security algorithm using a unique implementation of a GHOST-like protocol and possibly an implementation of hybrid proof-of -stake that could reduce the risk of mining attacks, there can be no assurance that such measures will successfully defend against known or novel mining attacks.

RISKS RELATED TO OUR SOUTH CAROLINA CORPORATE OPERATIONS

We have a limited operating history and may never be profitable.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business. We expect that we will continue to need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Our ability to continue as a going concern is not free from doubt.

There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.

Our ability to continue as a going concern is dependent upon our becoming profitable in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

Risks of expansion of our business arise due to our limited operating history.

Historically we have had no employees other than our officers. As we obtain customers, we will be required to establish a corporate infrastructure, and management has limited experience in managing an enterprise. Our continued growth and profitability depend on our ability to successfully realize our growth strategy by expanding our sales. We cannot assure that our efforts will be successful nor that we will not incur unforeseen administrative and compliance costs.

Our future success depends on our ability to obtain customers. If we are unable to effectively market our payment processing system, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to obtain sales and revenue.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings and common stock price, among other things.

We depend on key personnel, including Virginia Robertson, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the international BHN barter and trade industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Virginia Robertson, our Chief Executive Officer. The loss of services of Ms. Robertson or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by South Carolina law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to issue shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the South Carolina Code of Laws, or the SCCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

•“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

•“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The SCCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of director’s delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

South Carolina law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the SCCL, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•actual receipt of an improper benefit or profit in money, property or services; or

•a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by South Carolina law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by South Carolina law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the IT industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•actual or anticipated variations in our quarterly operating results or dividends;

•changes in our funds from operations or income estimates;

•publication of research reports about us or the barter exchange industry;

•changes in market valuations of similar companies;

•adverse market reaction to any additional debt we incur in the future;

•additions or departures of key management personnel;

•actions by institutional stockholders;

•speculation in the press or investment community;

•the realization of any of the other risk factors presented in this offering circular;

•the extent of investor interest in our securities;

•investor confidence in the stock and bond markets, generally;

•changes in tax laws;

•future equity issuances;

•failure to meet income estimates; and

•general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $0.00001 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of our available assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

•In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering circular, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering circular under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

BECAUSE WE ARE ACCEPTING CRYPTOCURRENCY FOR OUR STOCK, WE WILL BEAR MARKET RISK FROM THE TIME WE COLLECT THE PROCEEDS IN THE FORM OF CRYPTOCURRENCY AND CONVERT THOSE FUNDS TO US DOLLARS OR ANOTHER FIAT CURRENCY.

The currency markets are volatile compared to the fiat markets and can move 100% or more in one day. As such, we could lose significant value, and thus, utilization of the use of proceeds we have collected in the form of cryptocurrency if there is a market correction or significant volatility while we are converting it. We will have to bear the market risk from the time we collect the cryptocurrency as payment to the time that we convert those funds to the US Dollar or other Fiat currency, if in fact we are even able to make such a conversion.

Risks Related to the Cryptocurrency Dividend and Cryptocurrency in General

IT MAY BE DIFFICULT TO CONVERT OUR CRYPTOCURRENCY, AS WELL AS CRYPTOCURRENCY GENERALLY, IN TO U.S. DOLLARS OR OTHER FIAT CURRENCIES.

Even if there is a ready market for our Item Banc Tokens (“IBE”) upon conversion, or any cryptocurrency via a cryptocurrency exchange or exchanges, many such exchanges limit how much currency can be converted back to fiat currency. The IBE or other cryptocurrency holder would be subject to significant market risk during the conversion period, which due to some strict conversion limits, may stretch beyond one year depending on the size of the cryptocurrency position. Holders of IBE or any cryptocurrency may be unable to ever convert the cryptocurrency they hold into a fiat currency.

THERE IS SIGNIFICANT REGULATORY RISK WITH REGARD TO CRYPTOCURRENCY AND CRYPTOCURRENCY EXCHANGES.

As cryptocurrency is a relatively new and disruptive technology there is considerable uncertainty regarding its regulation. Additionally, cryptocurrency exchanges, the main way cryptocurrency holders are able to buy/sell or trade the cryptocurrency, may themselves become more heavily regulated or shut down altogether if they cannot meet the regulatory burden imposed upon them. Such shutdowns may have an adverse effect on the price of IBE and therefore value of the cryptocurrency dividend. Further, please be advised that on December 11, 2017, the SEC released a statement on Cryptocurrencies and Initial Coin Offerings.

A HACK OF EITHER THE COMPANY, YOUR OWN WALLET, OR AN EXCHANGE HOLDING YOUR CRYPTOCURRENCY, MAY HAVE AN ADVERSE EFFECT ON THE VALUE OF THE CYPTOCURRENCY DIVIDEND, OR LEAD TO A TOTAL LOSS.

There have been several well-documented hacks in which cryptocurrency has been stolen outright from the legal owner. Additionally, cryptocurrency issuers have been hacked causing “forks” or splits in the cryptocurrency that could decrease its value. Lastly, some exchanges have been hacked in which case the owners have also lost their cryptocurrency altogether. If the IBE marketplace suffers such an attack, it would negatively affect the value of the IBE and could lead to a total loss of value of the cryptocurrency dividend.

THERE IS NO GUARANTEE THAT THE MARKET WILL ACCEPT IBE AS A VALID CRYPTOCURRENCY.

The cryptocurrency market is growing very rapidly, as there are currently over 1,464 cryptocurrencies in circulation. Because there are already so many cryptocurrencies in existence, there is no guarantee that the Item Banc Network community will embrace or accept the IBE marketplace or the IBE currency, and therefore the cryptocurrency dividend may turn out to be worthless.

THE ITEM BANC NETWORK COMMUNITY, INCLUDING A SMALL NUMBER OF INFLUENTIAL SUPPLIERS MAY NOT EMBRACE THE IBE MARKETPLACE.

In endeavoring to build out the IBE marketplace, we are of the mind that its existence and use would be beneficial to the industry as a whole. However, since cryptocurrency is a very new technology that is not yet widely understood there is no guarantee that either distributors or suppliers will embrace its use. This includes a small number of approximately 10 larger and influential suppliers in the U.S. and Asia. If they, as a group, do not embrace the IBE marketplace, it may lead to its failure altogether since a majority of Item Banc Network production occurs in the U.S.

BLOCKCHAIN AND CRYPTOCURRENCY ARE NOT OUR CORE BUSINESS. AS SUCH, WE ARE RELYING HEAVILY ON THE ADVICE AND EXPERTISE OF OUR CONSULTANTS.

Since Blockchain technology and cryptocurrency are not our core business, we are relying on the advice of our consultants, IOHK Africa to guide us in this area. We plan to enter into a Token Development Agreement with IOHK Africa, under the TDA, agreed to serve as a contractor for hire of the Company to design, develop, and implement the IBE token for the Company according to the functional specifications and related information provided by the Company. Under the TDA, the Company will own the IBE token and all related intellectual property. If they are not successful in advising us, we would have to find another development firm or seek advice in a field that is so new that there is not a deep well of experts. In doing so, we may not be able to find and engage someone qualified to assist with our strategic plans. If we are unable to do so, it would have a negative effect on our Company.

THE IBE CURRENCY IS NOT LEGAL TENDER, AND IS NOT BACKED BY THE GOVERNMENT, AND ACCOUNTS AND VALUE BALANCES ARE NOT SUBJECT TO FEDERAL DEPOSIT INSURANCE CORPORATION OR SECURITIES INVESTOR PROTECTION CORPORATION (“SIPC”) PROTECTIONS.

The IBE currency is not legal tender, is not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Investor Protection Corporation protections. Future holders of IBE must be fully aware of the foregoing, and that IBE is not currently a legal tender, and may not ever be able to be used to make any purchases on the IBE marketplace, if in fact such a marketplace can be created.

ALTERNATIVE CRYPTOCURRENCY COINS AND PLATFORMS MAY BE ESTABLISHED IN THE ITEM BANC NETWORK SPACE THAT COMPETE WITH OR ARE MORE WIDELY USED THAN THE IBE CURRENCY OR THE IBE MARKETPLACE.

It is possible that alternative cryptocurrency coins and platforms may be established in the Item Banc Network space that compete with or are more widely used than the IBE currency or the IBE marketplace. These alternatives may utilize the same or similar protocols as those underlying IBE token and IBE marketplace to enable participants in the Item Banc Network industry to use alternative cryptocurrencies to buy and sell IBEs, which could negatively impact the IBE token and IBE marketplace.

THE IBE CURRENCY OR IBE MARKETPLACE MAY BE THE TARGET OF MALICIOUS CYBERATTACKS OR MAY CONTAIN EXPLOITABLE FLAWS IN THE UNDERLYING CODE, WHICH MAY RESULT IN SECURITY BREACHES AND THE LOSS OR THEFT OF IBE TOKENS.

If the IBE currency or IBE marketplace security is compromised or if the IBE currency or the IBE marketplace are subjected to attacks that frustrate or thwart the users’ ability to access the IBE marketplace, users may cut back on or stop using the IBE currency or IBE marketplace altogether, which would have a negative effect on our business plan and overall business and could render the IBE currency or IBE marketplace to be of little to no value. Further, the IBE currency or the IBE marketplace may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software which may result in the loss or theft of IBE tokens.

THE FURTHER DEVELOPMENT AND ACCEPTANCE OF BLOCKCHAIN NETWORKS, WHICH ARE PART OF A NEW AND RAPIDLY CHANGING INDUSTRY, ARE SUBJECT TO A VARIETY OF FACTORS THAT ARE DIFFICULT TO EVALUATE.

The slowing or stopping of the development or acceptance of Blockchain networks and Blockchain assets would have an adverse material effect on the successful development and adoption of the IBE currency or the IBE marketplace. The growth of the Blockchain industry in general, as well as the Blockchain networks on which the IBE currency or the IBE marketplace plan to rely, is subject to a high degree of uncertainty. The factors affecting the further development of the cryptocurrency and cryptosecurity industry, as well as Blockchain networks, include, without limitation:

•worldwide growth in the adoption and use of cryptocurrencies, and other Blockchain technologies government and quasi-government regulation of cryptocurrencies, and other Blockchain assets and their use, or restrictions on or regulation of access to and operation of Blockchain networks or similar systems

•the maintenance and development of the open - source software protocol of the cryptocurrency networks changes in consumer demographics and public tastes and preferences

•the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using government-backed currencies or existing networks

•general economic conditions and the regulatory environment relating to cryptocurrencies and cryptosecurities.

A decline in the popularity or acceptance of cryptocurrencies or other Blockchain-based tokens would adversely affect the Company’s business plan with regard to the IBE currency or IBE marketplace and may render the IBE currency to be of little to no value.

Government Regulation

Regulatory changes or actions may restrict the use of bitcoins or the operation of the Bitcoin Network in a manner that adversely affects an investment in us.

Until recently, little or no regulatory attention has been directed toward bitcoin and the Bitcoin Network by U.S. federal and state governments, foreign governments and self-regulatory agencies. As bitcoin has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, SEC. FinCEN and the Federal Bureau of Investigation) have begun to examine the operations of the Bitcoin Network, Bitcoin users and the Bitcoin Exchange Market.

On July 25, 2017, the SEC issued a Report of Investigation or Report which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report focused on the activities of Ether which is the second largest reported digital currency. The Report emphasized that whether a digital asset is a security is based on the facts and circumstances. Although the Company’s activities are not focused on raising capital or assisting others that do so, the federal securities laws are very broad, and there can be no assurances that the SEC will not take enforcement action against the Company in the future. The SEC has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. The CFTC has determined that bitcoin and other virtual currencies are commodities and the sale of derivatives based on digital currencies must be done in accordance with the provisions of the CEA and CFTC regulations. Also, of significance, is that the CFTC appears to have taken the position that bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that bitcoin itself is determined to be a security, commodity, future, or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin Network or bitcoin trading and ownership, trading or ownership in bitcoin or an investment in us may be adversely affected.

The CFTC affirmed its approach to the regulation of bitcoin and bitcoin-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also initiated examinations of bitcoin, the Bitcoin Network and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a re-proposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

Additionally, a U.S. federal magistrate judge in the U.S. District Court for the Eastern District of Texas has ruled that “Bitcoin is a currency or form of money,” a Florida circuit court judge determined that bitcoin did not qualify as money or “tangible wealth,” and an opinion from the U.S. District Court for the Northern District of Illinois identified Bitcoin as “virtual currency.” Additionally, two CFTC commissioners publicly expressed a belief that derivatives based on bitcoin are subject to the same regulation as those based on commodities, and the IRS released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes. On June 28, 2014, the Governor of the State of California signed into law a bill that removed state-level prohibitions on the use of alternative forms of currency or value (including bitcoin). The bill indirectly authorizes bitcoin’s use as an alternative form of money in the state. In February 2015, a bill was introduced in the California State Assembly to establish a licensing regime for businesses engaging in “virtual currencies.” In September 2015, the bill was ordered to become an inactive file and as of the date of this registration statement there hasn’t been further consideration by the California State Assembly. As of August 7016, the bill was withdrawn from consideration for vote for the remainder of the year. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in us or the ability of us to continue our operations.

Bitcoin currently faces an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany, where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency), have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of bitcoin, the Bitcoin Network and Bitcoin users.

Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In Australia, a GST (similar to the European value added tax (“VAT”)) is currently applied to Bitcoin, forcing a ten (10) percent markup on top of market price, essentially preventing the operation of any Bitcoin exchange. This may be undergoing a change, however, since the Senate Economics References Committee and the Productivity Commission recommended that digital currency be treated as money for GST purposes to remove the double taxation. The United Kingdom determined that the VAT will not apply to Bitcoin sales. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In January 2017, the People’s Bank of China announced that it had found several violations, including margin financing and a failure to impose anti-money laundering controls, after on- site inspections of two China-based Bitcoin Exchanges. In response to the Chinese regulator’s oversight, the three largest China-based Bitcoin Exchanges, OKCoin, Huobi, and BTC China, started charging trading commission fees to suppress speculative trading and prevent price swings which resulted in a significant drop in volume on these exchanges. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state- backed electronic money, while passing legislation that prohibits the use of decentralized digital assets such as bitcoin. In July 2016, economists at the Bank of England advocated that central banks issue their own digital currency, and the House of Lords and Bank of England started discussing the feasibility of creating a national virtual currency, the BritCoin. As of July 2016, Iceland was studying how to create a system in which all money is created by a central bank, and Canada was beginning to experiment with a digital version of its currency called CAD-COIN, intended to be used exclusively for interbank payments. In July 2016, the Russian Ministry of Finance indicated it supports a proposed law that bans bitcoin domestically but allows for its use as a foreign currency. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other digital assets as included in the definition of currency.

These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. In July 2016, the European Commission released a draft directive that proposed applying counter-terrorism and anti-money laundering regulations to virtual currencies, and in September 2016, the European Banking authority advised the European Commission to institute new regulation specific to virtual currencies, with amendments to existing regulation as a stopgap measure. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network and its users, particularly Bitcoin Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside of the United States and may therefore impede the growth of the Bitcoin economy.

The effect of any future regulatory change on us, bitcoins, or other digital assets is impossible to predict, but such change could be substantial and adverse to us and could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins in one or more countries, and ownership of, holding or trading in our Company’s securities may also be considered illegal and subject to sanction. Although Bitcoin currently is not regulated, or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use bitcoins or to exchange bitcoins for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.

If regulatory changes or interpretations of our activities require our registration as an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent the Company decides to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease the Company’s operations. Any termination of certain Company operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that the activities of the Company cause it to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Company may be required to comply with FinCEN regulations, including those that would mandate the Company to implement anti-money laundering programs, make certain reports to FinCEN, and maintain certain records.

To the extent that the activities of the Company cause it to be deemed a “money transmitter” (or equivalent designation) under state law in any state in which the Company operates, the Company may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia, Kansas, Texas, South Dakota and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In July 2016, North Carolina updated the law to define “virtual currency” and the activities that trigger licensure in a business-friendly approach that encourages companies to use virtual currency and blockchain technology. Specifically, the North Carolina law does not require miners or software providers to obtain a license for multi-signature software, smart contract platforms, smart property, colored coins and non-hosted, non- custodial wallets. Starting January 1, 2016, New Hampshire requires anyone exchanges a digital currency for another currency must become a licensed and bonded money transmitter. In numerous other states, including Connecticut and New Jersey, legislation is being proposed or has been introduced regarding the treatment of bitcoin and other digital assets. The Company will continue to monitor for developments in such legislation, guidance or regulations.

Such additional federal or state regulatory obligations may cause the Company to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Company and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Company is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate the Company. Any such action may adversely affect an investment in us.

Current interpretations require the regulation of bitcoins under the CEA by the CFTC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation, CFTC and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoin derivatives are not excluded from the definition of “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law.

Bitcoins have been deemed to fall within the definition of a commodity and we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator and to register us as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us. No CFTC orders or rulings are applicable to our business.

If regulatory changes or interpretations require the regulation of bitcoins under the Securities Act and Investment Company Act by the SEC, we may be required to register and comply with such regulations. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins are treated for classification and clearing purposes. In particular, bitcoins may not be excluded from the definition of “security” by SEC rulemaking or interpretation. As of the date of this Offering Circular, we are not aware of any rules or interpretations that have been proposed to regulate bitcoins as securities. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in us.

To the extent that bitcoins are deemed by the SEC to fall within the definition of a security, we may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of our Company as an investment company. Additionally, one or more states may conclude bitcoins are a security under state securities laws which would require registration under state laws including merit review laws which would adversely impact us since we would likely not comply. Such additional registrations may result in extraordinary, non-recurring expenses of our Company, thereby materially and adversely impacting an investment in our Company. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease all or certain parts of our operations. Any such action may adversely affect an investment in us.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of bitcoins as property for tax purposes (in the context of when such bitcoins are held as an investment), such determination could have a negative tax consequence on our Company or our shareholders.

Current IRS guidance indicates that digital assets such as bitcoins should be treated and taxed as property, and that transactions involving the payment of bitcoins for goods and services should be treated as barter transactions. While this treatment creates a potential tax reporting requirement for any circumstance where the ownership of a bitcoin passes from one person to another, usually by means of bitcoin transactions (including off-blockchain transactions), it preserves the right to apply capital gains treatment to those transactions which may have adversely affect an investment in our Company.

On December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of state tax law to digital assets such as bitcoins. The agency determined that New York State would follow IRS guidance with respect to the treatment of digital assets such as bitcoins for state income tax purposes. Furthermore, they defined digital assets such as bitcoin to be a form of “intangible property,” meaning the purchase and sale of bitcoins for fiat currency is not subject to state income tax (although transactions of bitcoin for other goods and services maybe subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the IRS and the New York State Department of Taxation and Finance with respect to the treatment of digital assets such as bitcoins for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences including the imposition of greater a greater tax burden on investors in bitcoin or imposing a greater cost on the acquisition and disposition of bitcoins, generally; in either case potentially having a negative effect on prices in the Bitcoin Exchange Market and may adversely affect an investment in our Company.

Foreign jurisdictions may also elect to treat digital assets such as bitcoins differently for tax purposes than the IRS or the New York State Department of Taxation and Finance. To the extent that a foreign jurisdiction with a significant share of the market of bitcoin users imposes onerous tax burdens on bitcoin users, or imposes sales or value added tax on purchases and sales of bitcoins for fiat currency, such actions could result in decreased demand for bitcoins in such jurisdiction, which could impact the price of bitcoins and negatively impact an investment in our Company.

In addition, we cannot provide any assurance that such federal and state enforcement policies may deviate from the current policies in effect or in the future. See the “Risk Factors” and “Description of Business - Government Regulation” sections of this Offering Circular for more information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•potential governmental regulations relating to or that may impact the BHN Token model

•increased costs or exposure to liability as a result of changes in laws or regulations applicable to the trade and barter industry;

•general volatility of the capital and credit markets and the market price of our common stock;

•exposure to litigation or other claims;

•loss of key personnel;

•the risk that we may experience future net losses;

•risks associated with breaches of our data security;

•failure to obtain necessary outside financing on favorable terms, or at all;

•risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•risks associated with the market for our common stock; or

•any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward -looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best efforts basis. The offering price per share is $4.00 per share. We expect to use the funds of this offering for working capital and marketing (70%) and for general and administrative expenses (30%).

Up to 20% of net proceeds will be used to compensate or make payments to any officers or directors, including for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of this Offering under Regulation A, including legal, auditing, accounting, transfer agent, printing and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) development/creation of the Item Banc Network, (ii) acquiring BHN inventories and facilities for such, (iii) ongoing legal and regulatory interaction and relations (iv) community building/development and (v) a national marketing campaign, and (c) the balance towards operating capital and reserves. In the event that we sell less than the Maximum Amount, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers except for ordinary payments under employment, consulting or retainer agreements. We reserve the right to use a portion of the proceeds to pay director fees.

If the Maximum Amount of Shares/SAFTS offered hereunder and through the Combined Offering purchased, we expect to receive net proceeds from this Offering of approximately $18,000,000 after deducting estimated maximum Selling Agent commissions and expenses in the amount of $2,000,000 (10% of the gross proceeds of this Offering). However, we cannot guarantee that we will sell all of the Shares/SAFTS being offered by us. The following table summarizes how we anticipate using the net proceeds of this offering

40% Federation (Includes legal, offices/whse, IB Engine)

20% Operating and Salaries

20% IBE Token Development/Systems/Programmers

10% BHN Inventories

5% Advisors

3% Airdrop

2% Token Sale Marketing

The above list of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

The proceeds remaining after meeting offering expenses will be used as follows:

Use of Proceeds		% if Closing	Amount	% if Maximum Amount
		Raised		Raised
IT Engineering Resource		50%		50%
Business	Development,	20%		20%
Sales, and Ops Resource
Marketing Spend		10%		10%
Technology	Costs (e.g.,	10%		10%
servers, licenses)
Other (e.g., legal, office)		10%		10%

The above table of the anticipated use of proceeds is not binding on the Company and is merely a description of its current intentions.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of the Company.

Our offering is being made on a best efforts basis. No minimum number of shares must be sold. The offering price per share is $4.00 per share. We expect to use the funds of this offering for working capital and marketing (70%) and for general and administrative expenses (30%). The offering of shares by the Selling Security Holders will result in no proceeds to the Company.

The table below shows the estimated net proceeds we would receive from this offering assuming the sale of 25%, 50%, 75% and 100% of the ITEM BANC Shares we are offering. There is no guarantee that we will be successful in selling any of the ITEM BANC Shares we are offering.

ITEM BANC Shares Sold	25%		50%	75%	100%
		1,250,000	2,500,000	3,750,000	5,000,000
Gross proceeds		5,000,000	$10,000,000	$15,000,000	$20,000,000
Offering expenses		$500,000	$1,000,000	$1,500,000	$2,000,000
Net proceeds to the company		$4,500,000	$9,000,000	$13,500,000	$18,000,000

The table below sets forth the manner in which we intend to use the net proceeds we receive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the ITEM BANC Shares we are offering. All amounts listed below are estimates.

R&D and Production	25%		50%	75%	100%
		$500,000	$1,000,000	$1,500,000	$1,500,000
Marketing		$300,000	$600,000	$1,200,000	$3,500,000
Working Capital		$3,700,000	$7,400,000	$10,800,000	$14,669,542
TOTAL		$4,500,000	$9,000,000	$13,500,000	$18,000,000

We reserve the right to change the above use of proceeds if management believes it is in our best interests.

The allocation of the net proceeds of the offering set forth above represents our estimates based upon our current plans, assumptions we have made regarding the industry, general economic conditions and our future revenues (if any) and expenditures.

Investors are cautioned that expenditures may vary substantially from the estimates above. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds from this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

In the event that we do not raise the entire amount we are seeking, then we may attempt to raise additional funds through private offerings of our securities or by borrowing funds. We do not have any committed sources of financing.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Corporate History

Item Banc, Inc. (“we”, or “the Company”) was incorporated in South Carolina on June 4, 2018. We are in the business as a technology tool designed to bring information currency to markets. A demand for information about value is at the core of every business proposition. Item Banc Technology focuses on delivering this information to the market and capitalizing on its delivery to consumers, industry, the financial sector, and governments using funds raised from the sale of SAFTS in the Company.

Our Business

The Item Banc Token is backed specifically by products that are needed in daily life. The core set of commodity products that back the currency are described as BHN or Basic Human Need products. These products are in five categories: Food, Building Materials, Basic Clothing, Paper Products, and Hygiene.

Token Function

Producers are given the Item Banc Token in a smart contract exchange for their BHN products. The products can be stored by the producer or moved to a common warehouse. Producers include, for example; Farmers, Manufacturers, Distributors, and Importers.

Consumers who have fiat cash money can exchange for Item Banc Tokens from the producers which would allow for purchase of BHN items at discounted rates. Consumers can also work for the producers to earn Tokens. Consumers can also trade or sell other goods or services for Item Banc Tokens.

Token Value

The value of the Item Banc Token is based on the collective value of the contracted products. The values of the products are verified in the smart contracts by the Item Banc Engine; a technology that creates value systems based on what commodities are available where at what relative value. The model is also able to run during periods of hyperinflation by pegging the value of BHN to sidestep local inflation. Contracts can be partially managed by an oracle (trusted person) in the community if the value of the item contract is not yet calculable by the technology. The contracts are recorded and maintained on the blockchain.

BHN (Basic Human Need) Product Categories and examples:

•Food (relatively non-perishable): Rice, canned meat, bottled water, lentils, oats, coffee, tea.

•Shelter (Building Materials): Lumber, block, rebar, nails, basic tools, metal.

•Basic Clothing: T-shirts, Jeans, socks, underwear, sandals.

•Paper Products: Toilet paper, copy paper, diapers, plates.

•Hygiene/Basic Emergency Supplies: Soap, cleaning and disinfecting supplies, blankets, emergency kits, toothpaste and brushes, flashlights, basic cell phones.

Why Does the Blockchain Make This Technology Work?

Item Banc Technology needs a decentralized public record of the assets and commodities in a community that are available to market. Blockchain enables this by creating a trusted relationship between divergent groups. This record needs to be unchangeable until a producer and buyer simultaneously agree. Blockchain technology can ensure through smart contracts that transactions are recorded on the public ledger. This information will allow Item Banc to create relative value information for the currency.

Technology Creation

The Item Banc token technology can be created on an existing protocol such as Quantum or the upcoming EOS platform that allows for decentralized proof of stake governance and does not require mining. Simple interfaced smart contract forms need to be created that can operate on the blockchain.

The smart contracts will be for products in the target community that qualify as BHN products or additional community assets that will be staked to the currency as agreed. A log of the commodity products staking (traded for) the Item Banc token, with product values needs to be automatically recorded by the smart contract on a decentralized Item Banc ledger.

The contract legal language can be based on existing legacy corporate trade contracts and can incorporate regional legal requirements where implemented. Corporate trade contracts attached.

Purpose

Item Banc is a technology engine designed to create global parity valuation information. Data for the engine is derived from a basket of basic human need goods that are captured and tokenized by smart contracts with producers and organized by Nation. The entry point and growth plan for Item Banc in a community proves a realistic acceptance that to create robust trade the technology must first address the basic needs of the people and their incentive to produce. Item Banc can deliver confidence, security and freedom in a currency-challenged community with a new currency that can grow smart, productive economies.

Token Description

The Item Banc Token is backed specifically by products that are needed in daily life. The core set of commodity products that back the currency are described as BHN or Basic Human Need products. These products are in five categories: Food, Building Materials, Basic Clothing, Paper Products, and Hygiene.

Token Function

Producers are given the Item Banc Token in a smart contract exchange for their BHN products. The products can be stored by the producer or moved to a common warehouse. Producers include, for example; Farmers, Manufacturers, Distributors, and Importers.

Consumers who have fiat cash money can exchange for Item Banc Tokens from the producers which would allow for purchase of BHN items at discounted rates. Consumers can also work for the producers to earn Tokens. Consumers can also trade or sell other goods or services for Item Banc Tokens.

Token Value

The value of the Item Banc Token is based on the collective value of the contracted products. The values of the products are verified in the smart contracts by the Item Banc Engine; a technology that creates value systems based on what commodities are available where at what relative value. The model is also able to run during periods of hyperinflation by pegging the value of BHN to sidestep local inflation. Contracts can be partially managed by an oracle (trusted person) in the community if the value of the item contract is not yet calculable by the technology. The contracts are recorded and maintained on the blockchain.

BHN (Basic Human Need) Product Categories and examples:

•Food (relatively non-perishable): Rice, canned meat, bottled water, lentils, oats, coffee, tea.

•Shelter (Building Materials): Lumber, block, rebar, nails, basic tools, metal.

•Basic Clothing: T-shirts, Jeans, socks, underwear, sandals.

•Paper Products: Toilet paper, copy paper, diapers, plates.

•Hygiene/Basic Emergency Supplies: Soap, cleaning and disinfecting supplies, blankets, emergency kits, toothpaste and brushes, flashlights, basic cell phones.

Why Does the Blockchain Make This Technology Work?

Item Banc Technology needs a decentralized public record of the assets and commodities in a community that are available to market. Blockchain enables this by creating a trusted relationship between divergent groups. This record needs to be unchangeable until a producer and buyer simultaneously agree. Blockchain technology can ensure through smart contracts that transactions are recorded on the public ledger. This information will allow Item Banc to create relative value information for the currency.

Technology Creation

The Item Banc token technology can be created on an existing protocol such as Cardano that allows for decentralized proof of stake governance and does not require mining. Simple interfaced smart contract forms need to be created that can operate on the blockchain.

The smart contracts will be for products in the target community that qualify as BHN products or additional community assets that will be staked to the currency as agreed. A log of the commodity products staking (traded for) the Item Banc token, with product values needs to be automatically recorded by the smart contract on a decentralized Item Banc ledger.

The contract legal language can be based on existing legacy corporate trade contracts and can incorporate regional legal requirements where implemented. Corporate trade contracts attached.

Method for Proof of Stake Governance

The Item Banc model for securitization of cryptocurrency involves smart contracts that assign or stake an asset against the currency. Unlike loan platforms, the crypto is issued (created) by smart contract when the asset is staked and the crypto is burned when the asset is revoked.

The crypto can be exchanged for any goods or services or fiat or other crypto and the value of the crypto will fluctuate based on market. The incentives to contract an asset for the crypto are to profit from the liquidity, a general rise in crypto value as additional assets are staked to the crypto and also to make additional markets for the asset. In a preferred model the staked assets are commodities and BHN (basic human need) hard goods of a minimum value ($10,000 and up, for instance). The staked assets will be transparently published by smart contracts on an accessible site and organized by asset category, location, and original contracted value. This information is managed by the Item Banc Technology.

A first example is that a crop is staked and minted by smart contract to the Item Banc Token. The staker of a crop receives the tokens and the Item Banc community owns the crop. If the crop is later sold to a new owner for Item Banc tokens, then that cost value of tokens are burned by the contract. So, if two million Token units were originally staked and minted then two million are burned. A second example is that a manufacturer stakes production of 100,000 t-shirts. If the t-shirts are sold, then that value amount of crypto is burned by the contract.

The opportunity with the Item Banc model of Proof of Stake is the ability to allocate distributed governance for the crypto based on the percentage of asset stake to the whole. A set of stake can be set aside for founders, partners and operations based on a percentage of the crypto value in order to uphold the founders’ vision and the contributions of the technology team, operations, sales and marketing.

Circulating supply should equal units issued for assets staked plus the percent set aside for founders, operations, and initial community air drop and technology partners.

Token Value: Relative Value Systems with Item Banc Technology

Item Banc is a technology tool designed to bring information currency to markets. A demand for information about value is at the core of every business proposition. Item Banc Technology focuses on delivering this information to the market and capitalizing on its delivery to consumers, industry, the financial sector, and governments.

It is a most advantageous time to introduce Item Banc because the world economy needs new technologies that can deliver efficiencies to market. World markets are seized up by a downturn in available credit and in addition the international trade economies are looking for a new currency valuation methodology that can deliver fair market value to all countries. Businesses need commodity-type market prices for products to operate profitably in a world economy. Consumers continue to demand pricing and value information in order to make better buying decisions.

Item Banc will deliver to the marketplace a pricing and product valuation engine. To the manufacturers, Item Banc will deliver commoditization of products and valuation technology. Financial markets will use Item Banc information to capitalize businesses, individuals and countries. Item Banc will provide valuation to currency technology to governments. The most significant contribution of the technology to market is that it will deliver the systems structure to operate the decentralized valuation information for communities that use the Item Bank Token and will deliver a new paradigm of information currency.

The demand for Item Banc technology is dependent on a two-part proposition: First, the market has a continuing need for greater and broader information about product availability, pricing and value. Second, the market need for Item Banc technology is based on the existence of incorrect information about the value or relative value of products reported by many central bank currencies. When the price of a product is irrelevant to market then this may be an indicator that the central bank currency has “failed” and is producing incorrect or insufficient information to market. Item Banc technology will evolve to report the real value of products in the economy compared to other currencies.

In the middle of a credit crisis, Item Banc technology can deliver the information required for financial institutions to capitalize transactions in new ways; by securing valuation information about individuals, companies and governments based on Item Banc technology that can commoditize products. The valuation to currency portion of Item Banc technology may bring new trade freedom to communities that formerly experienced a trade disadvantage based on a currency-challenge brought to bear by foreign governments. Commoditization of products by Item Banc may also give currency-challenged economies new sources of capital for international transactions at a time when their central bank currencies cannot compete in the world market. Finally, as tax revenues shrink, government entities can use Item Banc to manage reported inventory information to leverage their own economies in new ways.

Item Banc technology essentially creates commodities of items for the short-run purpose of publishing this valuation information and the long run goal to use this information as a currency. In the way that gold, corn, coffee, and oil are commodities, (products with known value around the world), the technology creates information about other similar products and their value and availability with a goal to arrive at an average, known value. And in the same way that commodities are more liquid and tradable because of their known value, other items will also begin to have that effect as their prices and availabilities are known, or “commoditized”.

To achieve this goal, an intelligent system needs to know how to “name” or call similar items, and then search out their price and availability information, then create averages of such. This then is published in a form that it can be published or used in relative value algorithms to assist in transacting goods equitably in a cross-chain form (technical for between blockchains or multiple currencies).

Alpha Testing Technology 1998-2002

Twenty years ago, the Item Banc Engine was designed and documented. An application for patent was made to the US Patent Office on May 1999 (60/132,779) and May 5, 2000 (09/566,265). The Item Banc Engine for Conducting Barter Transactions over a Computer Network by Virginia Robertson

A small team of programmers set out to test and code the design. Forty-five independent building supply distributors in twenty states across the US agreed to contribute their live data for the test. The programmers combined live inventory data into a single system in South Carolina. The data consisted of non-productive stocks (items that had not sold for a year) and was tested on the artificially intelligent naming and categorization technology of Item Banc. The goal of the test was to refine the program design so that the Item Banc Engine could automatically commoditize Items given drastically different naming conventions across platforms and states. The system was able to identify and value the items.

The technology publishes What basic products are available to buy.
Where these products are located.
What relative market value these products have.
What
Where
Value

Alpha Testing Commodity Trade 2002-2013

The next test needed to prove that non-productive commodity inventories represent currency failure (as they have no value). If the currency was misreporting value, then these inventories should find their true value in a different economy. It was also necessary to prove the practicality of moving non-productive commodity inventories into markets where they could be revalued.

With the guidance of experts in the International Reciprocal Trade Association, Ruffin Trading Company, LLC tested moving non-productive building materials at every level of distribution including export. This testing lasted well over ten years but showed how commodity inventories that were non-productive (had zero value) in one economy could rediscover their commodity value in new markets, proving theory. The book, “Information Currency: The New Green” 2009 by Virginia Robertson documents the testing, the concepts and the algorithms.

Defining Information Currency in the Developing Crypto World:

Combining the Internet of Things (IoT) with Internet of Value (IoV) Item Banc Engine data completes the Internet of Things by assigning to them a relative Value. Prior to Item Banc, the IoV was simply considered as the ability to move value.

Item Banc brings Information Currency to market by identifying what needed products are available where to discover relative value. The internal engine works by first establishing what represents liquidity and need in an economy and then creates a basket of needed products. The basket of products is averaged within the micro (where) and the macro economies. The values are published live and, in his way, commoditized. Other products are then valued by relative value algorithms compared to the basket. This process thinks like the economic concept of Purchasing Power Parity, names and identifies production, publishes value and functions transactions and in this way delivers an Information Currency.

Product Development Roadmap

Information Currency Coin Creation (Rwanda) Team Leader:

1.Code initial ICO structure into Ethereum and create coin.

2.Code smart contract on Ethereum with corporate trade contract model.

3.Test on Eth testnet.

4.Edit as needed.

5.Go Live.

Code ICO	Code smart
structure into	contract on
Ethereum with
Ethereum and
corporate trade
oin.

Item Banc Smart Contract Team and Beta Testing (Rwanda Nation) Team Leader:

Item Banc Rwanda Nation Coin Team will focus development of smart contracts for production and inventories within the nation, airdrops for citizens and residents of Rwanda and BHN warehouses within the country. Rwanda Nation is the Beta site for Item Banc contracts on the blockchain and will participate with other national Item Bancs via the Item Banc Engine cross-average-cost system as they are implemented.

1.Code Item Banc smart contracts onto Information Currency based on IB contract forms (samples at end of whitepaper).

2.Test on testnet

3.Coordinate with BHN team for launching first IB contracts

Code Item Banc		Coordinate
Smart Contracts
onto	Test on	with BHN
Information		team for
testnet
Currency based		launching first

on IB Contract		IB Contracts
Form

BHN Warehouse Pilot Team (Rwanda) Team Leader:

BHN Rwanda Team is responsible to manage BHN distribution in the Country. The team will find an initial property and building suitable for warehousing BHN items. The team is responsible to purchase and stock and manage the sales of product for information currency on an ongoing basis.

The team is also responsible to manage IB contracts for new products and the storage and sales of these items as well. There is a 10% product allocation for BHN team in each IB contract on the blockchain.

1.Select best items in categories for local use and budget.

2.Select 10,000-20,000 sq/ft facility with truck dock for warehousing.

3.Create purchase plan including forklift, racks and box truck.

4.Hire management team.

1.Buy and stake products to stock warehouse.

Item Banc Engine Team (Atlanta, GA area) Team Leader: V Robertson

This team is responsible to code the product design for Item Banc based on Item Banc Engine Technology created by V Robertson.

The engine uses algorithms and methods published in the Information Currency book with proprietary program design for item naming systems tested in 2002.

1.Organize development team.

2.Review BHN basic product lists.

3.Recode system design.

4.Test on product category data sets.

5.Design integration with Coin.

6.Code integration to Coin.

7.Testnet.

8.Go Live.

•Secure Initial Funding for a Pre ICO-raise. Pre ICO-funding round for $2,000,000 USD with a 50% discount for the first week, 25% second week, 10% third or when filled.

•Partner with business, NGO or governments.

•Implementation.

•Select the beta test community to implement the Item Banc trial. Set up an office to sell smart contracts in the community for production. Airdrop tokens to community members as a reward for taking a training course on how to use the tokens. The value of the airdrop is suggested to be two weeks standard pay (see full technology roadmap).

•Seed Product Warehouse.

•Secure a complete set of BHN products in a warehouse that is accessible to the local community. The initial warehouse set of products can be purchased for cash with seed capital (fiat cash) or blended with initial Item Banc Token contracts for BHN products. The complete set of products can be purchased for an estimate of $300,000 USD.

•ICO Initial coin offering after beta test has functioned in a test community.

•

Protocol Decision and Related Benefits

The Ethereum protocol has the most market experience to date as a crypto currency market-entry tool for coin creation and as a smart contract launch platform. Given the breadth of tasks ahead of our team this protocol seems like the obvious place to begin. Our founding team has interest in a few newer protocols that do not require traditional mining, have faster transaction speeds, less transaction fees and governance models that may better fit our objectives. In time, (estimated after the fourth quarter 2018) as these protocols prove their ability to show endurance, we will review the options and port over. It is also quite possible that Ethereum may integrate all of these features (as they are working on most of them) in the near future.

Marketing Plan Outline

Marketing within the crypto space Pre-ICO (Phase One)

•Trade Shows

•Publish Whitepaper to Medium, Github

•Tech/ICO news sites

•Website focused on IB Technology and ICO

•Twitter, Steemit, Telegram Accounts

Marketing to Rwandan producers (farmers, manufacturers, importers, distributors) (Phase 2)

•Website focused on Rwandan Producers and distributors

•Sales Team in Rwanda

•Government Organization assistance

Marketing to Rwandan customers

•Website for BHN and IB Coin Air Drops to citizens

•Marketing to new nations for ICO (Phase 3)

•Begin new national Item Bancs after year one or when the currency is functional.

Location of Organization

Rwanda - Coin Development Team

Rwanda - BHN Warehouse Pilot Team

Item Banc Engine Team to be determined.

Headquarters for IBF to be determined.

Why Start in Rwanda

Africa is made up of 54 countries which trade in 56 different currencies. African countries are endemic with inflation and a disconnect between economic performance and currency value. The disconnect is deepened due to the inability to trade directly across borders. There is no common trade currency but the US dollar and this creates major friction in the way of fees and time delays.

The aim for Item Banc is to in some small way allow the traction of goods forming basic needs between countries to secure valuation and allow the most disadvantaged to transact efficiently across borders.

Rwanda sits in the middle of central Africa, is stable and has advanced banking and financial structures. Rwanda boasts strong legislation and governance and low incidence of corruption. From an African perspective this makes Rwanda an attractive test bed for Item Banc to initiate its roll out. In addition, the Smart Africa head office in Rwanda has the ability to deal across multiple regimes. The completion of a rail link to the coast will make Rwanda a logical land-based port for goods to be stored and distributed.

Internationally Rwanda is seen as the leader in innovation in Africa and as such has and continues to receive strong support and attention from the international community on initiatives that it is launching. Item Banc represents a bold step in the process of creating a trackable, stable, corruption free trading platform to facilitate the transfer of basic goods and value between neighbors and countries on the continent and Rwanda has the positioning to execute.

Once Rwanda has proven the technology it can begin in other Nations and continents. The below table provides a breakdown of the Company’s staff:

Position	Year One		Year Two
Part-Time	Full-Time		Part-Time	Full-Time

Executives	-	4	-	5
Engineering Board	1	-	-	1
Project Board	-	1	-	1
Software Board	1	-	-	1
Marketing Boards	-	2	-	2
Finance Board	-	1	-	1
Software Developers	2	1	-	5
WPT Engineer	1	-	-	1
EM Engineer	1	-	-	1
Electronic Engineer	1	-	-	1

Project Engineer	-	1	-	1
Admin Assistants	-	2	-	2
Integration Engineer	1	-	-	1
Compliance Engineer	-	1	-	1

Total:	8	13	-	24

Competition

To our knowledge, no other company offers a completely integrated closed loop first tier processing system for Item Banc Network transactions. There can be no assurance, however, that other parties will seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Federal Regulation and Our Business Off-balance sheet arrangements

The Company has no off -balance sheet arrangements that have or are reasonably likely to have a current or future effect or change /on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered, or goods are provided.

Timing

Proceeds from this Offering, and from a concurrent Regulation D, Rule 504 and 506 offering that we will conduct, will be used to fund the creation, development, testing and completion of all of the elements of the Item Banc Network.

We expect that this process will take 3 months. During that time, we also intend to finalize a white paper setting forth procedures for processing, mining and validation IBE Tokens, which are intended to be the basis of the Item Banc Network and through which issuers will create their Token Securities.

We expect that during the 6-month period from June 1, 2018 to November 2018, our efforts will be focused upon raising funds in the Regulation D and CF offering, initial development efforts and qualification of the Offering Circular filed under Regulation A of which this Form C Offering Statement is a part. Thereafter, during the one-year period from June 2018 to May 2019, assuming the Offering Circular is qualified, we expect to conduct a Regulation A Offering and to continue developing the Item Banc Network, hiring personnel and developing the IBE Token blockchain. Thereafter, by May 2019, we hope to launch the Item Banc Network and conduct the initial coin offering of the IBE Tokens (the “IBE Genesis Offering”).

Assuming we are successful in launching the Item Banc Network, we intend to conduct a Genesis Offering of IBE Tokens, pursuant to a public offering registered under the Securities Act and upon closing of the Genesis Offering, to transfer all responsibility for oversight of the Item Banc Engine to the yet to be formed Item Banc Federation.

Item Banc Network Overview

We may apply a portion of the proceeds of the Combined Offering to create or acquire an additional registered broker-dealer to provide traditional brokerage processes which will be open to anyone who wishes to use the Item Banc Network. This broker-dealer will act as the introducing broker to those who open accounts for the purchase and sale of IBE Tokens or other Token Securities and other broker-dealers who introduce their customers to engage in secondary transactions of our IBE Tokens or other securities tokens through the Broker-Dealer/ATS.

We also intend to apply a portion of the proceeds of this Offering to provide funding for (i) creation and Genesis Offering of the IBE Tokens, which will be the basis for the Item Banc Network and which will have functionality for virtual and fiat currencies; (ii) creation, funding and staffing of the yet to be formed Item Banc Federation which ultimately, after the Genesis Offering, will be responsible for running the Item Banc Network; (iii) engaging the services of a clearing house for clearance of transactions and custodial services for Item Banc Network and, (iv) development of the IBE Token mining and validation system.

The IBE Tokens

We intend to have IBE Tokens be the fungible value source for the Item Banc Network. IBE Tokens will be distributed in two stages. The first stage, which we hope to achieve within 12 months from the date hereof, will be the IBE Token Genesis Offering. Upon the successful completion of the Genesis Offering, investors in this Regulation A Offering, investors in the Regulation D Offering and holders of Seed Investor SAFTS will have the opportunity to exchange their SAFTS for IBE Tokens. Thereafter, IBE Token supply over time will be governed by token supply policies designed to control deflationary pressure and maintain stable intrinsic token value as determined by the yet to be formed Item Banc Federation.

The IBE Token Genesis Offering

The IBE Genesis Offering will be used to fully establish and fund the Item Banc Network through its initial coin offering. Capital formation for the initial implementation of our business plan will be conducted in the following phases:

1.Seed funding, Regulation D, Rule 504 and Regulation CF;

2.Private SAFT offering pursuant to Regulation D, Rule 506(c);

3.This SAFT Offering under Regulation A+; and

4.The IBE Genesis Offering through an initial coin offering registered with the SEC.

Assuming the successful completion of the Genesis Offering, the total amount of IBE Tokens outstanding after the Genesis Offering are planned to be allocated as follows:

Genesis Offering (20% Target Allocation) – Will be allocated to investors that purchase IBE Tokens in the Genesis Offering, the net proceeds of which will be utilized to fund the development and maturation of the Item Banc Network.

BHN Inventories (10% Target Allocation) – Will be allocated to the initial seed investors who provided us with our initial funding.

Founders (20% Target Allocation) – Will be allocated to the founders/promoters responsible for the creation of the business plan, the conducting of the Genesis Offering along with all ongoing reporting requirements, and the establishment of the Item Banc Federation.

Item Banc Federation (20% Target Allocation) – Will be utilized to fund the creation and ongoing operation of the Item Banc Federation.

IB Software Development 20% Allocation)

Advisors (5% Target Allocation) – Will be utilized to fund efforts of required service providers.

Agent SAFTS (2% Target Allocation, when and if exercised).

Airdrop (3%).

Percentage minted in Rwanda to match staked BHN goods (%).

IBE Genesis Offering Size

The total amount of IBE Tokens to be issued in IBE Token offerings will be based upon demand pricing targets for the four funding tranches during the issuance period. Pricing targets will be determined by two primary factors a) market demand b) time-incentives in which investors are provided incentives to invest earlier. Specifically, the first and second tranche pre- Genesis Offering offerings will be offered at prices less than the next tranche of the IBE Genesis Offering average token sale price. Additionally, pricing may be stepped up during tranche offerings to incent early involvement. Upon the closing of pre-sales offerings, the total size of the Genesis Offering will be established and will serve as the basis for all subsequent supply policy and activity.

IBE Genesis Offering Restrictions

In order to maintain IBE Token supply stability, all IBE Tokens allocated to founders will contain vesting provisions with a minimum of 3 months to a maximum of 2 years to be determined based on demand and market conditions at the time of tranche offerings.

Future IBE Token Supply

The Initial Launch and minting is intended for Sept 1 for the Utility Token in Rwanda and is the token available for transfer on May 1, 2019 representing the “Official Network Launch” minted for Genesis Investors. The Total Supply also includes tokens minted against Staked production and 3% of investment airdrop.

External Market Factors in IBE Token Valuation

We believe the value and subsequent IBE Token price may be affected by the following primary factors:

1.Legal and regulatory environment – The market for crypto currencies and crypto securities has experienced very rapid growth in the past 2 years. Additionally, there have been some well-publicized hacks and scams. This has prompted some foreign governments to limit access to currencies and ICO’s to their citizens. Domestically, it is widely expected that regulatory bodies will increase their governance of ICO’s. The Item Banc Network is designed from the ground up to be a Federal Securities Laws compliant network thereby providing considerable value and differentiation to Item Banc’s IBE tokens for use in ICO’s.

2.Secondary market – Liquidity for tokens on a secondary market will be a factor in the IBE Token’s value. We intend to create a compliant secondary trading alternative trading system, the Broker-Dealer/ATS, as well as accessing a clearing and settling infrastructure, the Digital Clearing Firm. The infrastructure will create a safe and compliant environment for secondary trading adding significant liquidity, value, and differentiation.

3.Platform volume and usage – The Ethereum Network was designed to accommodate smart contract – based tokens making it an ideal starting point for ICO’s. Ethereum’s Ether tokens are typically used as the crypto currency to purchase the ICO tokens leading to increased demand and holdings of the Ether tokens. By observing the following 2 charts, which plot Ether token prices along with both cumulative number and value of ICO’s on the Ethereum platform, it is clear that Ether’s rapid value increase coincided with the increased usage of the platform for ICO’s2. The Ethereum platform is currently the largest venue for ICO’s, with 185 ICO’s worth a total market capitalization of around $6 billion at the time of the writing of this overview3. While the Ethereum network does an adequate job of facilitating ICO’s, the ICO’s to date have been extra-judicial and are traded in an unregulated exchange environment. Item Banc will address many of the legal and regulatory issues associated with Ethereum, putting it in a competitive position to better address the future market for Token Securities.

1.Public perception of safety and viability – Initial Coin Offerings, blockchain technology and cryptocurrencies have begun to get increased coverage in the mainstream media and has caught the attention of mainstream investors. As the public awareness and perception of Token Securities increases, it will be critical to provide a regulated and safe environment to provide the confidence to increase mainstream participation in the market. The Item Banc Network will be designed to provide the regulatory compliant environment that will address the safety and viability concerns of investors.

Business Plan Assuming no IBE Token Genesis Offering

If we are not able to complete the Genesis Offering of the IBE Tokens, we intend to modify our business plan by having the Item Banc Network operate with the Broker-Dealer/ATS as a digital security offering and trading system, without the IBE Tokens. We believe that under this model, the Item Banc Network would operate as a location for issuers looking to raise capital through Federal Securities laws compliant Token Securities offerings.

Absent a successful Genesis Offering of IBE Tokens, we intend to cause all of the SAFTS issued to be converted to shares of our Common Stock. The number of shares of our Common Stock to be issued upon such conversion at $4.00 share, on a fully diluted basis, following such conversion, assuming the sale of the Maximum Amount of SAFTS. If less than the Maximum Amount of SAFTS are sold in this Offering, then the number of shares of Common Stock issuable upon conversion shall be ratably reduced.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We may list our common stock on the NASDAQ Capital Market or OTC Link under the symbol IBE. As of the date of this Offering Statement, we had approximately 4 record holders of our common stock. We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Advisors and currently there are outstanding SAFTS to purchase 10% of our shares of our common stock at prices ranging from $4.00 to $5.00 per share.

DILUTION

Purchasers of our common stock offered in this Offering Statement will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price.

Assumed initial public offering price per share	$4.00
Net tangible book value per share before this offering (1)	$.000
Increase in pro forma net tangible book value per share attributable to this offering	$.800
Pro forma net tangible book value per share after this offering	$.800
Dilution in pro forma net tangible book value per share to new investors	$.800

Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on June 4, 2018 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(1) The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

25% or $5,000,000	Shares/Tokens Purchased		Total Consideration
					Avg Price Per
	Number	Percent	Amount	Percent
					Share
Founders	20,000,000	94.1%	$20,000.004%			$0.001
Regulation D/S/CF Investors	0	0%	$	%		$0
New Investors	1,250,000	5.9%	$ 5,000,000	99.996%		$4.000
TOTAL	21,250,000	100.0%		$100.000%	$
50% or $10,000,000
	Shares/Tokens Purchased		Total Consideration		Avg Price Per
	Number	Percent	Amount	Percent
					Share
Founders	20,000,000	88.8%	$20,000.002%			$0.001
Regulation D/S/CF Investors	0	0%	$	%	$
New Investors	2,500,000	11.2%	$ 10,000,000	99.998%		$4.000
TOTAL	22,500,000	100.000%	$ 10,020,000	100.000%	$
75% or $15,000,000
	Shares/Tokens Purchased		Total Consideration		Avg Price Per
	Number	Percent	Amount	Percent
					Share
Founders	20,000,000	84.21%	$20,000.001%			$0.001
Regulation D/S/CF Investors	0	0%	$	%	$
New Investors	3,750,000	15.79%	$ 15,000,000	99.999%		$4.000
TOTAL	23,750,000	100.000%	$ 15,020,000	100.000%	$

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Statement. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Company was incorporated on June 4, 2018 and commenced operations shortly thereafter. We are still in the research and development early marketing stage of our business.

Operating Results

We generated no gross revenues during the period ended June 30, 2018.

As of June 4, 2018, the Company had cash on hand of $300. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Plan of Operations

We were incorporated in June 2018 and since that date our operations have consisted solely of planning and development of the proposed Item Banc Network. We have received no revenues from operations since our inception.

Assuming the successful completion of our capital formation efforts, we intend to pay fair market prices for such services and facilities.

Over the next 12 months, our plan is to utilize the net proceeds of this Offering to acquire or create the various components of the Item Banc Network, including the Item Banc Federation and the Broker-Dealer ATS. In addition, during such time, we will commence coding for our IBE Tokens. We believe that we will have completed the necessary work to launch the Item Banc Network and to conduct the genesis offering of our IBE Tokens in this time period. We believe that the proceeds from this Offering will be sufficient to fund our developmental operations for a period of 24 months. We also intend to raise additional funds within the next 12 months in a concurrent private offering of SAFTS pursuant to Rule 504, 506(c) of Regulation D and Regulation A.

Liquidity and Capital Resources

To date, we have generated no cash from operations and negative cash flows from operating activities.

Our future expenditures and capital requirements will depend on numerous factors, including: the success of this Offering, the progress of our research and development efforts and the rate at which we can get the Item Banc Network up and running.

Our business does not presently generate any cash. We believe that if we raise the Maximum Amount in this Offering, we will have sufficient capital to finance our operations for the next 24 months, however, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that after such 24-month period, we will be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 5,000,000 shares of its Shares on a best efforts basis at a fixed price of $ 4.00 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier of the sale of all 5,000,000 shares or one year from the date of this Offering Statement. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this Offering Statement. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We intend to sell the shares in this offering through registered broker-dealers or through our Founders, Virginia Robertson, Jordan Gitterman, Anthony Short and Henri Thompson and their affiliates. They will not receive any compensation for offering or selling the shares.

Once the offering statement is effective, the Founders will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares.

The Founders are relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. The Founders are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that they are: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

This is a Regulation A, offering which we will conduct on a “best-efforts basis without any minimum amount that must be sold prior to holding a closing. We may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to us.

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation for selling the Shares. The Shares will be offered on a “best efforts” basis and, other than the minimum investment amount of $1,000 (1,000 Shares), there is no minimum amount of Shares that must be sold before we can hold a closing.

We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 6% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 6% of the Shares placed by such persons. The Agent Shares shall have an exercise price equal to 110% ($1.10) of the price of the Shares sold to investors in this Offering. Our directors, officers, employees and affiliates (as defined in the Securities Act) may, but have no obligation to, purchase Shares in this Offering and all such Shares so purchased shall be counted toward the Maximum Amount.

We have not entered into selling agreements with any broker-dealers to date.

We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares;

(f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $500,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate on the Termination Date.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and electronically sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.

For general information on investing, we encourage you to refer to the SEC’s website at investor.gov.

Application for Listing

We intend to file an application to have the Shares quoted on the NASDAQ Capital Market or OTCQB at such time as determined by management after we hold the initial closing.

If and when issued, the ITEM BANC Tokens will not be listed for trading on any securities exchange or quoted on the automated quotation system of any national securities association. We believe that, when and if issued, the ITEM BANC Tokens will trade exclusively on the Broker-Dealer/ATS which will be beneficially owned by the ITEM BANC Federation.

You should be prepared to retain the Shares and, if issued, the ITEM BANC Tokens indefinitely and should not expect to benefit from or rely on any price appreciation.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

Foreign Restrictions on Purchase of Shares

Other than the Company’s reliance on Regulation S of the Act, we have not taken any action to specifically offer the Shares outside the United States or to permit the possession or distribution of this Offering Statement outside the United States. Our securities may not be offered or sold, directly or indirectly, nor may this Offering Statement or any other offering material or advertisements in connection with the offer and sale of the Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons outside the United States who come into possession of this Offering Statement must inform themselves about and observe any restrictions relating to this Offering and the distribution of this Offering Statement in the relevant jurisdictions.

SELLING SECURITY HOLDERS

The Selling Security Holder intends to sell $0 shares in this offering through registered broker-dealers from time to time as it converts the $0 convertible promissory note into common shares.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors, officers, and managers of the Company are listed below along with all positions and offices held and employment responsibilities for the past five (5) years.

Name	Positions and Offices Held at the	Principal Occupation and
	Company	Employment Responsibilities for
the Last Five (5) Years
Virginia Robertson	CEO, Treasurer	Commercial
Jordan Gitterman	Managing Director	Commercial
Anthony Short	Executive Director, Secretary	Commercial
Henri Thompson	Managing Director	Commercial

Indemnification

Indemnification is authorized by the Company to managers, officers or controlling persons acting in their professional capacity pursuant to South Carolina law. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances.

Other Involvement in Certain Legal Proceedings

Ms. Robertson filed for Chapter VII Bankruptcy protection in January of 2018. None of our other directors or executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors or executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any director or executive officer.

Employees

The Company currently has no employees.

Board Leadership Structure and Risk Oversight

The following provides an overview of the leadership structure of the Board and the Board’s oversight of the Company’s risk management process. In addition, the Board also has two standing committees, the Audit Committee and Governance Committee (the “Committees”) (discussed below), each comprised of all of the Directors named above, to which the Board has delegated certain authority and oversight responsibilities.

The Board’s role in management of the Company is oversight, including oversight of the Company’s risk management process. The Board meets regularly on at least a quarterly basis and at these meetings the officers of the Company report to the Board on a variety of matters. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the Company.

The Company has retained the Board as the Company’s investment adviser. The Board is responsible for the Company’s overall administration and operations, including management of the risks that arise from the Company’s investments and operations. The Board provides oversight of the services provided by the Project and the Company’s officers, including their risk management activities. On an annual basis, the Company’s Chief Executive Officer, Virginia Robertson, conducts a compliance review and risk assessment and prepares a written report relating to the review that is provided to the Board for review and discussion. The assessment includes a broad-based review of the risks inherent to the Company, the controls designed to address those risks, and selective testing of those controls to determine whether they are operating effectively and are reasonably designed. In the course of providing oversight, the Board and the Committees receive a wide range of reports on the Company’s activities, including regarding each Company’s investment portfolio, the compliance of the Company with applicable laws, and the Company’s financial accounting and reporting.

The Company Board’s leadership structure and risk oversight is identical.

Board Committees

As described below, the Board has two standing Committees, each of which is chaired by a Director. The Board has not established a formal risk oversight committee. However, much of the regular work of the Board and its standing Committees addresses aspects of risk oversight.

Audit Committee

The Board has an Audit Committee consisting of all of the Directors. Virginia Robertson serves as the chairman of the Audit Committee. Under the terms of its charter, the Audit Committee (a) acts for the Directors in overseeing the Company’s financial reporting and auditing processes; (b) receives and reviews communications from the independent registered public accounting firm relating to its review of the Company’s financial statements; (c) reviews and assesses the performance, approves the compensation, and approves or ratifies the appointment, retention or termination of the Company’s independent registered public accounting firm; (d) meets periodically with the independent registered public accounting firm to review the annual audits of the series of the Company, including the audits of the Company, and pre-approves the audit services provided by the independent registered public accounting firm; (e) considers and acts upon proposals for the independent registered public accounting firm to provide non-audit services to the Company or the Project or its affiliates to the extent that such approval is required by applicable laws or regulations; (f) considers and reviews with the independent registered public accounting firm, periodically as the need arises, but not less frequently than annually, matters bearing upon the registered public accounting firm’s status as “independent” under applicable standards of independence established from time to time by the SEC and other regulatory authorities; and (g) reviews and reports to the full Board with respect to any material accounting, tax, valuation or record keeping issues of which the Audit Committee is aware that may affect the Company, the Company’s financial statements or the amount of any dividend or distribution right, among other matters. The function of the Audit Committee of the Company is the same.

Governance Committee

The Board has a Governance Committee consisting of all of the Directors. Jordan Gitterman serves as the chairman of the Governance Committee. Under the terms of its charter, the Governance Committee is empowered to perform a variety of functions on behalf of the Board, including responsibility to make recommendations with respect to the following matters: (i) individuals to be appointed or nominated for election as Directors; (ii) the designation and responsibilities of the chairperson of the Board (who shall be an Independent Director) and Board committees, such other officers of the Board, if any, as the Governance Committee deems appropriate, and officers of the Company; (iii) the compensation to be paid to Directors; and (iv) other matters the Governance Committee deems necessary or appropriate. The Governance Committee is also empowered to: (i) set any desired standards or qualifications for service as a Director; (ii) conduct self-evaluations of the performance of the Directors and help facilitate the Board’s evaluation of the performance of the Board at least annually; (iii) oversee the selection of independent legal counsel to the Directors and review reports from independent legal counsel regarding potential conflicts of interest; and (iv) consider and evaluate any other matter the Governance Committee deems necessary or appropriate. It is the policy of the Governance Committee to consider nominees recommended by shareholders. Shareholders who would like to recommend nominees to the Governance Committee should submit the candidate’s name and background information in a sufficiently timely manner (and in any event, no later than the date specified for receipt of shareholder proposals in any applicable proxy statement of the Company) and should address their recommendations to the attention of the Board of Directors of ITEM BANC™, Inc.’s Governance Committee, at Virginia Robertson, 201 Main Street, Number B, Hardeeville, South Carolina USA, 404-396-6759 and C/O James R. Simmons, Esq., Simmons Associates, Ltd., 56 Pine Street, 7th Floor, Providence, RI 02903, Phone: (401) 272-5800. The function of the Governance Committee of the Company is the same.

Codes of Ethics

Each of the Company, the Board, the Board, and the Advisors/Sponsors have adopted a code of ethics under Rule 17j-1 of the 1940 Act (collectively the “Ethics Codes”). Rule 17j-1 and the Ethics Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel (“Access Persons”). The Ethics Codes apply to the Company and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Company. Under the Ethics Codes, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities. The Ethics Codes can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes are available on the EDGAR database on the SEC’s website, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

Founders

Henri Thompson- Johannesburg, South Africa

Mr. Thompson was born on September 18, 1966. His abilities range from investment consulting, conventional investment banking, including private debt and equity capital raising activities and throughout his career pulled together expert financial teams to review existing and alternate capital structures and to analyse their benefits and costs under a variety of economic cycles and market conditions. His abilities are not limited to finance though; Henri has collected vast knowledge in project management, training and guidance on social responsibility programmes.

Employment (For Profit Companies)

April 2008 – October 2014: Savannah Capital Johannesburg: Director, Corporate Finance and Consulting

Jan 2014 – to current: Somerset Group South Africa, Director, Technology and Energy Savings and Generation

Virginia Robertson – Georgia, USA

Ms. Robertson was born on May 3, 1966. Her specialties include systems development for distributors, international counter-trade development, integration of barter at multiple levels of distribution, import and export; Jamaica, Canada, France, Argentina, wholesale distribution and logistics.

Ms. Robertson founded Ruffin Trading Company, LLC in 2000 and for 17 years has been the managing partner, driven to build trade bridges into currency-challenged economies. She has been piloting of the BHN (basic human need) project, technology related to Item Banc, integrating logistics and methods of doing business.

Ruffin Trading Company, LLC

2000-2018 & Present, CEO, Managing Partner

The Julia Ruffin Project, Jamaica

2013-2018 & Present, Director, not for profit, research

World Wide Barter Group, LLC 2013-2015 Partner

Ruffin Trading Company Jamaica, Ltd. 2013-not active

Anthony Short- Perth, AU

Mr. Short was born on December 16, 1958. He is currently a director at GCP Capital Pty Ltd T/A Cabbel & Co and has been actively involved in the restructuring and raising of capital for public companies with assets onshore and offshore for over 20 years. Mr. Short is a past president of the Western Australian Club and has been involved in numerous executive and board positions on ASX listed companies in the Mining, Oil and Gas Drilling and Agricultural sectors over his time as a corporate advisor.

Employment (For Profit Companies)

April 1995 – JAN 2002: Advance Energy Ltd CFO

Jan 2002 – to current: GCP Capital Pty Ltd Private Equity corporate consulting.

Jordan Gitterman- FL, USA

Mr. Gitterman was born on April 17, 1963. He has over 25 years of business management and finance experience. For over a decade he has concentrated in the natural resource sector and held financial and senior management roles. He has worked on bringing to market numerous oil and gas, gold, silver, copper, antimony, and iron ore mining, processing, and trading projects with the vast majority of them located in Central and South America. Most recently in Chile he founded Latin American Mining and produced copper and gold.

Employment Latin American Mining Owner, manager

For Profit Mining 3/15 – present

Ranchers Exploration Executive Vice President, owner For Profit Oil & Gas

5/10 - 12/14

Advisors

Ambassador Antoine Munyakazi Juru – Rwanda

Ambassador Antoine Munyakazi – Juru is an arbitrator based in Kigali Rwanda. He is a former senior diplomat and has over 25 years of professional experience as a senior executive in the management of public and private institutions and supporting mechanisms to the private sector. Foremost amongst his areas of expertise is public procurement, project analysis and design.

Ambassador Munyakazi Juru has held numerous Senior Executive posts in the past including being the National Coordinator for the Competitiveness and Enterprise Development Project, Secretary General of the Chamber of Commerce and Industry

of Rwanda for 6 years and Managing Director of Siemens Zaire/Sofamatel in charge of coordinating and implementing decisions adopted by the Board of Directors.

He currently sits as the Chairman of the Rwanda Cinema Centre and is also a member of the Chartered Institute of Arbitrators in London.

Adam Kyamatare – Rwanda

Adam brings a wealth of experience and networks throughout East Africa. Adam has worked at the Ministry of Finance and the Ministry of Foreign Affairs in Rwanda after starting his career on Wall Street in New York. He has extensive networks in telecoms and regulators in the region. Adam previously served as a program associate at One Acre Fund prior to which he was a business analyst at UNOPS in Denmark.

As an analyst in the Minister’s office in the Ministry of Finance and Economic planning, Adam managed the day- to-day affairs of the Office of the Minister and was his primary speech writer as well as the Minister’s analyst on key strategic projects. Before this Adam served as the communications consultant for the Ministry of Foreign Affairs, Rwanda where he helped to create a new strategic communication policy for the Government; oversaw an overhaul of government communications.

Adam obtained his Bachelor of Arts in Political Science and Government, Economics from St. Lawrence University where he was also a Student Delegate to the Board of Trustees, St. Lawrence University In 2009 Adam won the Vasco P. Abbott 1867 award for outstanding student leadership. In addition to this, Adam has an international Baccalaureate from Waterford in Economics, English, History. Adam’s volunteer experience includes his involvement with Global Shapers Community where he is a member of the founding charter as well as Bridge to Rwanda which aids in the mentoring of East African high school students gain entry in US universities.

Sponsors, Administrators and Affiliates of the Company

Administrators and Affiliates of the Company

James R. Simmons – Counsel

James received his law degree from George Washington University in 1988. Before joining N&S, Jim practiced with Tillinghast Collins & Graham in its corporate, commercial and real estate departments. Jim serves on the Banks and Trusts Committee of the Rhode Island Bar Association and his practice is concentrated in the areas of corporate law, banking and commercial law, mortgage lending, venture capital, private placements and real estate, bankruptcy, and creditors' rights. He is admitted to practice law in both Rhode Island and Massachusetts.

Mark T. Thatcher, Counsel

Mr. Thatcher has participated as a legal and capital formation advisor for various internationally-based clients and companies. He concentrates in the practice areas of capital formation, venture capital, securities regulation, mergers & acquisitions, cross-border business development and licensing. Mr. Thatcher was Of Counsel to Simmons Associated Ltd. of Providence, Rhode Island and was of Counsel to Daniel P. Edwards, Hughes and Dorsey, an AV-rated Colorado law firm.

Mr. Thatcher attended the University of Denver where he earned his Master’s in Business Administration and Juris Doctor Degrees. He is presently a member of the State Bar of Colorado; Court of Appeals District of Columbia and Past Committee Member of the International Business and Securities Sections/Forums, Colorado, Washington, D.C., International Society of Business Law and Federal Bar Association. He is also a past member of the International Trade Committee, Middle East Committee, International M&A Joint Ventures Committee, International Commercial Transactions Committee, International Energy and National Resources Committee, Member of the American and District of Columbia Bar Associations.

SIMMONS ASSOCIATES, LTD.

Simmons Associates, Ltd. provides the highest quality legal services in a number of areas of practice including securities, banking and commercial law, investment banking and financial markets, venture capital, private placements, finance, commercial mortgage lending, real estate, business, government relations, insurance defense, corporate and commercial litigation as well as consumer issues. The firm has attorneys admitted to the practice of law in Colorado, Rhode Island, Massachusetts and the District of Columbia.

REGISTERED OFFICE 56 Pine Street, 7th Floor Providence, RI 02903 TELEPHONE

+1 401 272 5800 WEBSITE

ADVISOR

Simmons Associates, Ltd.

ACCOUNTANTS & BACK OFFICE AFFILIATES ATTORNEYS

Simmons & Associates

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4)He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its officers and directors for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows. The Board of Directors were issued shares of common stock in 2018 for services valued at $.001 per share.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended June 30, 2018.

		% Before	% After
Name and Address	No. of Shares	Offering	Offering
Virginia Robertson (1)	5,000,000	25%	20%

Jordan Gitterman (1)	5,000,000	25%	20%

Anthony Short (1)	5,000,000	25%	20%

Henri Thompson (1)	5,000,000	25%	20%

All officers and directors as a group (4 persons)		100%	80%

(1) The address of these persons is care of the Company.

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have no employment contracts with any of our officers or directors. We plan to add up to five administrative personnel, including a full time Chief Financial Officer and VP of Business Development.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of South Carolina.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under South Carolina law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 30, 2018 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 20,000,000 shares of our common stock outstanding as of the date above.

		% Before	% After
Name and Address	No. of Shares	Offering	Offering
Virginia Robertson (1)	5,000,000	25%	20%

Jordan Gitterman (1)	5,000,000	25%	20%

Anthony Short (1)	5,000,000	25%	20%

Henri Thompson (1)	5,000,000	25%	20%

All officers and directors as a group (4 persons)		100%	80%

(1) The address of these persons is care of the Company.

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

We estimate that the net proceeds we will receive from this offering will be between $1 million to $18 million, after deducting the estimated transaction fees and expenses payable by us. The following table sets forth our estimated sources and uses of funds related to the offering. The actual amounts of such sources and uses are expected to differ upon the actual issuance of the notes.

(in millions)
Sources
Shares/Shares offered hereby	$20.0

Total sources	$20.0
Uses
Repayment of existing short-term loan (1)	$0.0
Transaction fees and expenses	3.0
Cash on hand	17.0
Total uses	$20.0

(1)Our existing private offering might include a short-term bridge financing loan provided by a related party to the Company.

This loan will be terminated in connection with this offering.

LEGAL STRUCTURE

There are four (4) Founders who are also current shareholders. The Founders are active in the business and are officers and/or directors of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND

CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than the issuance of 20,000,000 shares of common stock to our Founders, we do not have any transactions with related persons to report.

The following table sets forth the numbers and percentages of our outstanding voting securities as of June 30, 2018 (as qualified in the footnotes thereto) by:

●each person known to the Company to be the beneficial owner of more than 10% of any class of the Company’s outstanding voting securities;

●each of the Company’s directors;

●each of the Company’s executive officers; and

●all of the Company’s directors and executive officers as a group.

The Company’s voting securities consist of Common Stock and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated below, the business address of each person or entity listed is c/o ITEM BANC, Inc., c/o Simmons Associates, Ltd., 56 Pine Street, 7th Floor, Providence, RI 02903.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Simmons Associates, Ltd. will pass on the validity of the common stock being offered pursuant to this Offering Circular.

DESCRIPTION OF SECURITIES BEING OFFERED

AND CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 50,000,000 shares of common stock, $0.001 par value per share, referred to as common stock, and 10,000,000 shares of preferred stock, $0.001 par value per share, including up to 5,000,000 shares of Convertible Shares/SAFTS. As of the date of this Offering Statement, there are 20,000,000 Outstanding shares of common stock. Upon completion of the maximum offering, 25,000,000 shares of our common stock will be issued and outstanding, and 5,000,000 shares of Convertible Shares/SAFTS will be issued and outstanding.

Under South Carolina law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under South Carolina law, a South Carolina corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on such matters. South Carolina law also permits a South Carolina corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by South Carolina law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, none of the authorized 250,000 shares of Series A Convertible Preferred Stock are outstanding and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock has the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into 2,500 shares of common stock.

General

Common Stock: 50,000,000

Preferred Stock: 10,000,000

The aggregate number of shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 60,000,000, of which 50,000,000 shall be common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 shall be preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below. Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued shares of the Corporation’s capital stock.

INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)for any breach of the director's duty of loyalty to the Corporation or to its shareholders,

(ii)for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii)for acts specified under Section 7-108-403 of the South Carolina Business Corporation Act or any amended or successor provision thereof, or (iv) for any transaction from which the director derived an improper personal benefit. If the South Carolina Business Corporation Act is amended after this Article is adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the South Carolina Business Corporation Act, as so amended.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

NO CUMULATIVE VOTING

There shall be no cumulative voting for the election of directors.

ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the SAFTS entitled to vote thereon were present and voted.

ITEM BANC, INC. (the “Corporation”), a corporation organized and existing under the South Carolina Code of Laws (the “SCCL”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Articles of Incorporation and pursuant to the provisions of the SCCL, effective as of June 4, 2018, the Board duly adopted the following resolution providing for the authorization of 10,000,000 SAFTs of the Corporation's common Stock (the “SAFT Stock”):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, the Board hereby establishes from the Corporation’s authorized class of common stock a new series to be known as “Convertible SAFT Stock,” consisting of 10,000,000 SAFTs, and hereby determines the designation, preferences, rights, qualifications, limitations and privileges of the Convertible SAFT Stock of the Corporation to be as follows:

1. Designation and Amount. Of the 50,000,000 shares of Company’s authorized Common Stock, $0.001 par value per share, 10,000,000 are designated as “Convertible SAFT Stock,” with the rights and preferences set forth below.

2. Voting Rights. Each holder of SAFTs of SAFT Stock shall be entitled to the number of votes equal to the number of SAFTs of Common Stock into which such SAFTs of SAFT Stock could be converted (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent and shall have voting rights and powers equal to the voting rights and powers of the Common Stock and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

Except as otherwise provided herein or as required by law, the SAFT Stock shall vote together with the Common Stock at any annual or special meeting of the shareholders and not as a separate class and may act by written consent in the same manner as the Common Stock.

3. Dividends.

(a)8% Dividend. The holders of the SAFT Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available for such purpose, dividends of 8% per annum of the Original Purchase Price (the “SAFT Dividend”). Such dividends shall be non-cumulative, and in preference to the holders of Common Stock.

(b)Common Stock Dividends. In the event any dividends are paid or set aside on any share of Common Stock, the corporation shall simultaneously pay or set aside an additional dividend on all outstanding SAFTs of SAFT Stock in a per share amount equal (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of common Stock.

(c)Other Dividends. The holders of the SAFT Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such other dividends as may be declared from time to time by the Board of Directors.

4. Liquidation Rights. The SAFT Stock shall have liquidation preference over the Corporation’s Common Stock. Accordingly, upon any liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, the holders of the SAFT Stock shall receive preference over the holders of the Common Stock and holders of SAFTs of capital stock that rank junior to the SAFT Stock. Holders of the SAFT Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of SAFT Stock an amount equal to $4.00 per share of the SAFT Stock (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) plus any declared but unpaid dividends (the “SAFT Liquidation Preference”) before any distribution or payment shall be made to the holders of any Common Stock, equity equivalent securities of the Corporation that rank pari passu with the Common Stock or any SAFTs of stock capital stock that rank junior to the SAFT Stock. If the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets shall be distributed to the SAFT holders, pro rata in accordance with the respective amounts that would be payable on such SAFTs if all amounts payable thereon were paid in full. After payment of the SAFT Liquidation Preference to the holders of the SAFT Stock, any remaining proceeds thereafter shall be distributed ratably to holders of the Common Stock, and the SAFT Stock shall not participate in distributions to holders of Common Stock. The Corporation shall provide 10 days’ notice to SAFT holders prior to the record date for any Deemed Liquidation Event to allow the holders to convert and therefore participate as Common Shareholders in lieu of participating as SAFT holders.

For the purpose of this Certificate of Designation, a “Deemed Liquidation Event” means each of the following events:

(A)a sale, lease or other disposition of all or substantially all of the assets (including goodwill and intangible assets) of the Corporation and, if any, its subsidiaries on a consolidated basis;

(B)any consolidation or merger of the Corporation with or into any other person that is not a shareholder, an affiliate of a shareholder, or an affiliate of the Company, or

(C)any other Corporation reorganization, in which the shareholders immediately prior to such consolidation, merger or reorganization own equity SAFTs of the entity surviving such merger, consolidation or reorganization representing less than 50% of the combined voting power or economic SAFTs of the outstanding securities of such entity immediately after such consolidation, merger or reorganization.

5. Conversion Rights. The holders of the SAFT Stock shall have the following rights with respect to the conversion of the SAFT Stock into SAFTs of Common Stock:

(a)Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any SAFTs of SAFT Stock may, at the option of the holder, be converted at any time into fully-paid and non-assessable SAFTs of Common Stock. The number of SAFTs of Common Stock to which a holder of SAFT Stock shall be entitled upon conversion (the “Conversion Ratio”) shall be determined by dividing (x) the Original Purchase Price by (y) the Conversion Price in effect at the close of business on the conversion date.

(b)Conversion Price. The Conversion Price for the SAFT Stock shall initially be the Original Purchase Price, subject to adjustment pursuant to this Section 5 (the “Conversion Price”).

(c)Automatic Conversion. Each share of SAFT Stock shall automatically convert at the then current Conversion Ratio into fully paid non-assessable SAFTs of Corporation Common Stock, (i) immediately upon the written consent of holders of a majority of the issued and outstanding SAFT or (ii) immediately prior to the closing of a public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of SAFTs of Common Stock of the Corporation at a per share price not less than five times the Original Purchase Price (as adjusted for stock splits and combinations, stock dividends, reclassifications and the like) per share and for a total offering of not less than $20 million (before deduction of underwriters commissions and expenses) (a “Qualified IPO”).

(d)Mechanics of Conversion. No fractional SAFTs of Common Stock shall be issued upon the conversion of the SAFT Stock. If the number of SAFTs to be issued to the holders of the SAFT Stock is not a whole number, then the number of the SAFTs shall be rounded up to the nearest whole number. Before any holder of SAFT Stock shall be entitled to convert the same into full SAFTs of Common Stock, and to receive certificates therefor, he shall either (xx) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or (yy) notify the Corporation that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an automatic conversion event (being that set forth in Section 5(c) hereof), the outstanding SAFTs of SAFT Stock shall be converted automatically without any further action by the holders of such SAFTs and whether or not the certificates representing such SAFTs are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the SAFTs of Common Stock issuable upon such automatic conversion event unless either the certificates evidencing such SAFTs of SAFT Stock are delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an automatic conversion event, each holder of record of SAFTs of SAFT Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such SAFTs of SAFT Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of SAFTs of SAFT Stock, or that the certificates evidencing such SAFTs of Common Stock shall not then be actually delivered to such holder.

(e)Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding SAFTs of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of SAFTs of Common Stock, the Conversion Price of the SAFT Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding SAFTs of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of SAFTs of Common Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f)Certificate of Adjustment. In each case of an adjustment or readjustment of the conversion Price for the number of SAFTs of Common Stock or other securities issuable upon conversion of the SAFT Stock, the Corporation shall compute such adjustment or readjustment in accordance herewith and the Corporation’s Chief Financial Officer (or other proper officer) shall notify each registered holder of the SAFT Stock. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(g)Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued SAFTs of Common Stock, solely for the purpose of effecting the conversion of the SAFTs of the SAFT Stock, such number of its SAFTs of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding SAFTs of SAFT Stock, and if at any time the number of authorized but unissued SAFTs of Common Stock shall not be sufficient to effect the conversion of all then outstanding SAFTs of SAFT Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued SAFTs of Common Stock to such number of SAFTs as shall be sufficient for such purpose.

6. SAFT Protective Provisions. Except as otherwise required by law, at any time when at least 5,000,000 SAFTs of Convertible SAFT Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Convertible SAFT Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law) the written consent or affirmative vote of the holders of at least a majority of the then outstanding SAFTs of Convertible SAFT Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(i) Except for filing a Certificate of Designation to create or issue any new class or series of SAFTs having rights, preferences or privileges junior to the Convertible SAFT, amend, alter, waive or repeal any provision of the Articles of Incorporation of the  Corporation, including this Certificate of Designation of the Convertible SAFT Stock;

(ii) increase or decrease the authorized number of SAFTs of Preferred Stock of the Corporation;

(iii)create or issue any new class or series of SAFTs having rights, preferences or privileges senior to or on parity with the Convertible SAFT;

(iv)repurchase or redeem any SAFTs of the Common Stock of the Corporation other than (i) the repurchase or redemption from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or other relationship, (ii)  the repurchase of SAFTs of Common Stock of the  Corporation pursuant to that certain Shareholders Agreement between the Corporation and certain founders dated June 4, 2018,  and (iii) the repurchase of SAFTs of Common Stock of the Corporation pursuant to that certain SAFT Holders Agreement of  an even date herewith;

(v) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect a Deemed Liquidation Event of the Corporation;

(vi)effect a reclassification, reorganization or recapitalization of the outstanding capital stock of the Company; or

(vii)pay or declare any dividend or make any distribution on, any SAFTs of capital stock of the Corporation other than (i) dividends or distributions on the Convertible SAFT Stock as expressly authorized herein or (ii) dividends or other distributions payable on the Common Stock solely in the form of additional SAFTs of Common Stock.

7. Reissuance of Stock. Any SAFTs of Convertible SAFT Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be canceled, retired and eliminated from the SAFTs of SAFT Stock that the Corporation shall be authorized to issue. All such SAFTs shall upon their cancellation become authorized but unissued SAFTs of Preferred Stock and may be reissued as part of a new series of Stock subject to the conditions and restrictions on issuance set forth in the Articles of Incorporation.

8. Severability. If any right, preference or limitation of the SAFT Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Convertible SAFT Stock so as to affect them materially and adversely without the consent of a majority of the outstanding SAFTs of Convertible SAFT Stock. Any amendment, modification or waiver of any of the terms or provisions of the Convertible SAFT Stock shall be binding upon all holders of Convertible SAFT Stock.

10. Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by email, on the next business day; (iii) five days after having been sent by U.S. mail; or (iv) one day after deposit with a recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation’s President at the Corporation’s principal place of business on file with the Secretary of State of the State of South Carolina. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

* * * * *

Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Action Stock Transfer Corporation, its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 25,000,000 shares of our common stock. Of these shares, the 5,000,000 shares sold in this offering and 20,000,000 currently outstanding shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to:

(1)the likelihood that an active market for our shares of common stock will develop;

(2)the liquidity of any such market;

(3)the ability of the stockholders to sell the shares; or

(4)

the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three-month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 500,000 shares immediately after this offering.

ITEM BANC Shares

The Company is offering up to $20,000,000 of ITEM BANC Shares (“Shares”) at an offering price of $4.00 per Share in this offering and the Combined Offering.

Each Share will initially entitle the holder to receive, if and when issued, approximately 8 IBE Tokens (at 1 IBE token=.001 Eth Ethereum). The Shares may be exchanged for ITEM BANC Tokens at any time after the genesis offering is completed. The Shares will expire, if not previously exchanged, five (5) years from the date of the initial closing of this Offering. Commencing 24 months after the date of the initial closing, the Shares will upon election by us, be automatically converted into shares of our Common Stock. Assuming the sale of the Maximum Amount of Shares, the number of shares of Common Stock to be issued upon exchange of all outstanding Shares shall equal up to 30% of our total issued and outstanding Common Stock on a fully diluted basis following such election by us and conversion. If less than the Maximum Amount of Shares are sold, then the number of shares of our Common Stock issuable upon conversion will be ratably reduced.

After the ITEM BANC genesis offering, holders of Shares desiring to exchange their Shares for ITEM BANC Tokens may do so by delivering to a duly executed exchange notice to us.

Redemption

Each Share shall be subject to mandatory redemption by us after the closing of the Genesis Offering of the ITEM BANC Tokens, upon twenty (20) days prior written notice.

Restrictions on Transfer

Shares will be subject to the limitations of Rule 144, other than the holding period requirement. In addition, various State Blue Sky laws may restrict transfer of Shares until such time we have qualified the Shares for secondary trading.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our certificate of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Share does not have the rights or privileges of a holder of Common Stock, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of South Carolina.

The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and are subject in all respects to the provisions contained in the Shares. See “Plan of Distribution” for additional information about Agent Shares to be issued to any Selling Agents in connection with this Offering.

Common Stock

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $ 0.001 per share (the “Preferred Stock”). Our board of directors is authorized by the Company’s certificate of incorporation to establish such classes or series of Preferred Stock, issue shares of each such class or series and fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, applicable to each such class or series, without any vote or other action by any holders of any of the Company’s Common Stock. Each such class or series will have the terms set forth in a certificate of designations relating to such class or series filed with the state of South Carolina or otherwise made a part of our certificate of incorporation, as it may be amended and restated from time to time.

Voting Rights

Holders of Common Stock will have one vote per share and may vote to elect our board of directors and on matters of corporate policy.

Dividend Rights

Holders of Common Stock will share equally in any dividend declared by our board of directors, if any, subject to the rights of the holders of any Preferred Stock. We have not issued any dividends in the past and we have no plans to issue any dividends in the future.

Liquidation Rights

Subject to and qualified by the rights of the holders of shares of any other class or series of our Preferred Stock, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and after the holders of shares of any other class or series of the Company’s Preferred Stock have received the amounts owed and available for distribution to them on a preferential basis, if any, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Company available for distribution to shareholders, ratably in proportion to the number of shares of Common Stock held by them.

The foregoing is a summary of the rights and limitations of the Common Stock provided for in the Company’s certificate of incorporation, as amended and restated from time to time. For more detailed information, please see the Company’s certificate of incorporation, as amended, and bylaws, copies of which are exhibits to the Offering Statement of which this Offering Statement forms a part, which Offering Statement has been filed with the SEC.

Tax Considerations

The following summary of the Federal income tax consequences to Share Holders is based upon the Code, the regulations and rulings promulgated thereunder and judicial decisions, any of which are subject to change with prospective or retroactive application. A description of all of the aspects of Federal, state and local tax laws that may affect the tax consequences of investing in the Company is beyond the scope of this Offering Circular. The Board has not, did not seek, nor receive an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) concerning any aspect of the Company. Therefore, a potential investor should seek advice from its own tax counsel.

CERTAIN ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit, among other things, certain transactions that involve: (i) certain pension, profit-sharing, employee benefit or retirement plans or individual retirement accounts, including any entity that is deemed to hold the assets of such plans or accounts, (as discussed below, each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Shares should consider whether the Company, the Company, any other person associated with the issuance of the Shares, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, Department of Labor regulations provide that, subject to certain exceptions, the underlying assets of an entity in which a Plan holds an equity interest may be considered assets of an investing Plan, in which event, the underlying assets of such entity (and trans-actions involving such assets) would also be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. The Company intends to qualify for one or more of the exceptions available under such regulations and thereby prevent the underlying assets of the Company from being considered assets of any investing Plan.

The following is a summary discussion of certain considerations associated with an investment in the Company by an "employee benefit plan" as defined in and subject to Title I of ERISA, or by a "plan" as defined in and subject to Section 4975 of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code, tax-qualified annuity plans described in Section 403(b) of the Code and individual retirement ac - counts or individual retirement annuities described in Section 408 of the Code. Each such "employee benefit plan" under ERISA and each such "plan" under Section 4975 is hereinafter referred to as a "Plan," and, as an investor in the Company, an "ERISA Partner." Employee benefit plans that are "governmental plans" (as defined in Section 3(32) of ERISA) and certain "church plans" (as defined in Section 3(33) of ERISA) are not subject to ERISA or to Section 4975 of the Code but may be subject to other laws that impose restrictions on their investments.

This discussion is necessarily general and does not address all aspects of issues that may arise under ERISA or the Code. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the considerations set forth in this discussion.

General Fiduciary Matters

ERISA imposes certain duties on persons who are fiduciaries of a Plan. Under ERISA, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan (including entities whose underlying assets include "plan assets" under the Plan Assets Regulation, as defined below), or who renders investment advice to the Plan for a fee or other compensation, is generally considered to be a fiduciary of the Plan.

Before purchasing Shares with the assets of a Plan, a fiduciary of any Plan subject to ERISA should con- sider, among other things, particularly in light of the risks and lack of liquidity inherent in an investment in the Company: (i) whether investment in the Company satisfies the prudence, diversification and liquidity requirements of ERISA; and (ii) whether the investment is in accordance with the Plan's investment policies and governing documents and is otherwise an appropriate investment. A fiduciary of any Plan should also consider whether the purchase or ownership of Shares would constitute or give rise to a prohibited transaction under ERISA or the Code (as discussed below). A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties.

Prohibited Transactions

Certain provisions of ERISA and Section 4975 of the Code prohibit specific transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" under ERISA and "disqualified persons" under Section 4975 of the Code).

The Company or other entities involved in this offering of Shares, or their respective affiliates, may be a fiduciary, a "party in interest" or a "disqualified person" with respect to Plans that purchase, or whose as- sets are used to purchase, Shares. Absent an available prohibited transaction exemption, the fiduciaries of a Plan should not purchase Shares with the assets of any Plan if the

Company or any affiliate thereof is a fiduciary with respect to such assets of the Plan unless such fiduciaries of such Plan have otherwise concluded that no prohibited transactions would arise. Plan fiduciaries should consult their own legal advisors as to whether such purchases could result in liability under ERISA or the Code.

Plan Assets

Prospective Plan investors should also consider whether an investment in Shares would cause the under- lying assets of the Company to be deemed to be "plan assets" (as discussed below) with respect to the Plan. If the underlying assets of the Company were deemed to be "plan assets," then, among other results, (i) the prudence and other fiduciary standards of ERISA would apply to investments made by the Company, (ii) certain transactions that the Company might enter into in the ordinary course of business and operation might constitute "prohibited transactions" under ERISA and the Code, (iii) those with discretion over (or who provide investment advice with respect to) the investment or administration of the Company could become Plan fiduciaries and (iv) various reporting and other obligations under Parts 1 and 4 of Subtitle B of ERISA might be expanded. Other possible effects are also further discussed below.

Certain regulations (the "Plan Assets Regulation") promulgated by the United States Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exemption or exception applies. Exceptions to this so-called "look-through" rule apply if: (i) equity participation in the entity by "benefit plan investors" is not "significant" or (ii) the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, an equity interest includes any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Under the Plan Assets Regulation, as modified by Section 3(42) of ERISA, equity participation in an entity is not "significant" if less than 25% of the value of each class of equity interests in the entity is held by Benefit Plan Investors, disregarding equity interests held by persons with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates (within the meaning of Section 2510.3-101(f)(3) of the Plan Assets Regulation) thereof (any such person, a "Controlling Person"). For purposes of this so-called "25% test", "Benefit Plan Investors" include: (i) all Plans (but does not include, for example, governmental plans and foreign employee benefit plans) and (ii) any entity whose underlying assets are deemed for purposes of ERISA or the Code to include "plan assets" by reason of such Plan investment in the entity or otherwise for purposes of Section 3(42) of ERISA. The Plan Assets Regulation defines an "operating company" as "an entity that is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital."

As indicated above, if the assets of the Company or of any underlying entities were to be deemed to be "plan assets," then the prohibited transaction restrictions on the operating and administration of the Company, and the duties, obligations and liabilities of ERISA, as discussed above, could apply to transactions entered into by such entities as though such transactions were directly entered into by Plan investors. If a prohibited transaction occurs for which no exemption is available, the transaction may be subject to rescission, and among other things, the Company and any other fiduciary that has engaged in the prohibited trans- action could be required: (i) to restore to the Plan any profit realized on the transaction; and (ii) to reimburse the Plan for any losses suffered by the Plan as a result of the investment. In addition, each disqualified per- son (within the meaning of Section 4975 of the Code) involved could, among other things, be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within required periods, to an additional tax (or fine) of 100%. Plan fiduciaries that decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Company. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, could cause the IRA to lose its tax-exempt status.

The application of ERISA (including the corresponding provisions of the Code and other relevant laws) may be complex and dependent upon the particular facts and circumstances of the Company and of each Plan, and it is the responsibility of the appropriate fiduciary of the Plan to ensure that any investment in the Company by such Plan is consistent with all applicable requirements. Each investor, whether or not subject to ERISA or Section 4975 of the Code, should consult its own legal and other advisors regarding the considerations discussed above and all other relevant ERISA and other considerations before purchasing Shares.

Changes in Tax, and Other Laws

Compliance with changes in laws may result in significant unanticipated expenditures. Any changes in laws applicable to the Company's operations can result in significant additional costs and expenses to the Company and/or otherwise materially adversely affect the Company's operations.

Forward-Looking Statements

This Offering Circular contains forward-looking statements and descriptions of goals and objectives. Although these forward-looking statements and stated goals and objectives are based upon assumptions and research which the Company believes are reasonable, actual results of operations and achievements may differ materially from the statements, goals and objectives set forth in this Agreement. Prospective investors are cautioned not to place undue reliance on any forward -looking statements or examples included in this Agreement. None the Company or any of their affiliates or principals nor any other individual or entity assumes any obligation to update any forward-looking statements as a result of new information, subsequent events or any other circumstances. Such statements speak only as of the date that they are originally made.

Side Letters

The Company, on behalf of the Company, may from time to time enter into letter agreements or other similar arrangements (collectively, "Side Letters") with one or more Investors that have the effect of establishing rights under, or altering or supplementing the terms of the Company Agreement or any subscription agreement. As a result of such Side Letters, certain Investors may receive additional benefits that other Investors will not receive. The Company on behalf of the Company will not be required to notify any or all of the other Investors of any such Side Letters or any of the rights or terms or provisions thereof, nor will the Company be required to offer such additional or different rights or terms to any or all of the other Investors absent an agreement to do so. The Company, on behalf of the Company, may enter into such Side Letters with any Investor as the Company may determine in its sole and absolute discretion at any time. The other Investors will have no recourse against the Company or any of its affiliates in the event that certain Investors receive additional or different rights or terms as a result of such Side Letters.

No Independent Counsel

Simmons Associates, Ltd. and other counsel (each, "Counsel") represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any or all of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company's role in relation to the Company. It is not anticipated that, in connection with the organization or operation of the Company, the Company would have the Company engage counsel separate from counsel to the Company and its affiliates. Any such counsel would not, however, be acting as counsel for the Investors. Furthermore, in the event a conflict of interest or dispute arises between the Board and the Company or any Investor, it will be accepted that Counsel is counsel to the Board and not counsel to the Company or Investors, notwithstanding the fact that, in certain cases, Counsel's fees are paid through or by the Company (and therefore, in effect, by the Investors).

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

CERTAIN REGULATORY, TAX AND ERISA CONSIDERATIONS

Investment Company Act of 1940

The Company will not be registered as an investment company under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act") in reliance upon one or more exclusions or exemptions there- from, including, but not limited to, Section 3(c)(7) of the Investment Company Act. The Company will therefore not be subject to the obligations of a registered investment company and investors in the Company will not receive the protections afforded by the Investment Company Act to investors in a registered investment company. Investors' subscription agreements and the Company Agreement will contain certain representations and restrictions on transfer designed to assure that the conditions for the Company's exclusion or exemption from registration under the Investment Company Act will be met and the Company will not make a public offering of the Shares to comply with such conditions.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relevant to an investment in the Company. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations issued thereunder and published administrative rulings (including administrative interpretations and practices expressed in private letter rulings which are binding on the Internal Revenue Service (the "IRS") only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as of the date of this Offering Circular. No assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the summary set forth herein, possibly with retroactive effect. This summary addresses only U.S. federal income tax matters and does not address any other U.S. federal, state, local or non-U.S. tax considerations, including, but not limited to U.S. federal estate and gift tax considerations and the Medicare tax on net investment income, except to the extent discussed below. This summary is necessarily general, and the actual tax consequences for each prospective investor of the purchase and ownership of Shares in the Company will vary depending upon such investor's particular circumstances.

This summary does not consider the specific tax circumstances of any prospective investor and is not in- tended to be applicable to all categories of investors, including those subject to special tax treatment under the Code, such as banks, thrifts, insurance companies, U.S. expatriates, investors subject to the U.S. federal alternative minimum tax, real estate investment trusts, regulated investment companies, governmental investors, private foundations, charitable remainder trusts, dealers in securities, persons who adopt a mark- to-market method of accounting, or investors who hold their Shares as other than capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not discuss the specific tax consequences of any investment that the Company may make. No assurance can be provided that the IRS will not challenge any position set forth in this summary or that the Company may take, or that a court would not sustain any such challenge.

For purposes of this summary, a "U.S. Person" is (i) an individual who is a citizen or a resident of the United States for U.S. federal income tax purposes, (ii) a corporation that is organized in or under the laws of the United States, any state or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that

(x) is subject to the supervision of a court within the United States and the control of a U.S. Person as described in Section 7701(a)(30) of the Code or (y) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. Person. A "U.S. Investor" is an Investor that is a U.S. Person.

This summary does not address tax consequences applicable to partners that are partnerships, including for this purpose any entity treated as a partnership for U.S. federal income tax purposes, or to persons who are partners in partnerships that own interests in the Company. If a partnership owns a Share, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership that owns an interest, you should consult your tax advisor with regard to the U.S. federal, state, local and non-U.S. tax consequences to you of such partnership's ownership of a Share.

Each prospective investor is urged to consult his or her tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of Shares in the Company.

General Discussion of Tax Effects

COMPLIANCE WITH ANTI-MONEY LAUNDERING

Rules and Regulations

As part of the Company's responsibility for the prevention of money laundering under the Uniting and Strengthening America by Providing Appropriate Tools Required to Interrupt and Obstruct Terrorism Act of 2001 (the "PATRIOT Act") and similar laws in effect in foreign countries and in response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective and existing Investors to provide documentation verifying, among other things, such Investor's identity and the source of funds used to purchase such Investor’s Share in the Company. The Company may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation and additional information may be made at any time during which an Investor holds a Share in the Company. The Board may be required to provide this information, or report the failure to comply with such requests, to appropriate governmental authorities, in certain circumstances without notifying the Investors that the information has been provided.

In addition, each Investor will be required to represent and warrant to the Company, among other things, that (a) the proposed investment by such prospective Investor will not directly or indirectly contravene U.S. federal, state, international or other laws or regulations, including the PATRIOT Act, (b) no capital contribution to the Company by such prospective Investor will be derived from any illegal or illegitimate activities; (c) such prospective Investor is not a country, territory, person or entity named on a list promulgated by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibiting, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, nor is such prospective Investor or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations; and (d) such prospective Investor is not otherwise prohibited from investing in the Company pursuant to other applicable U.S. anti-money laundering, anti-terrorist and foreign asset control laws, regulations, rules or orders. Each Investor will be required to promptly notify the Company if any of the foregoing will cease to be true with respect to such Investor.

The Company will take such steps as it determines are necessary to comply with applicable law, regulations, orders, directives or special measures. Governmental authorities are continuing to consider appropriate measures to implement at this point and it is unclear what steps the Company may be required to take; however, these steps may include prohibiting an Investor from making further contributions to the Company, depositing distributions to which an Investor would otherwise be entitled into an escrow account or causing the mandatory redemption of an Investor's Share in the Company.

FCPA Considerations

The Company intends to comply with the U.S. Foreign Corrupt Practices Act ("FCPA") and other anti-corruption laws, anti-bribery laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, the Company may be adversely affected because of its unwillingness to participate in transactions that present undue risk under such laws or regulations.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. Despite the Company’s efforts to ensure compliance with the FCPA, such efforts may not in all instances prevent violations. In addition, an issuer, seller or other counterparty with which the Company transacts business, or their affiliates may engage in activities that could result in FCPA violations that implicate the Company. Any determination that the Company has violated the FCPA or other applicable anti-corruption laws or anti-bribery laws could subject it to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect the Company's business prospects and/or financial position, as well as the Company's ability to achieve its investment objective and/or conduct its operations.

No IRS Rulings

The Company will not seek rulings from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax considerations discussed in this Offering Circular. Thus, positions to be taken by the IRS as to tax consequences could differ from the positions taken by the Company.

TAX RETURNS AND REPORTING REQUIREMENTS

Investors are urged to consult their tax advisors with regard to applicable U.S. federal, state, local, and non-U.S. reporting requirements resulting from an investment in the Company.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by the Company to Investors who fail to provide the Company with certain identifying information (such as the Investor's tax identification number). U.S. Investors may comply with these identification procedures by providing the Company a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

FOREIGN ACCOUNT TAX COMPLIANCE

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as "FATCA") generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and beginning January 1, 2019, proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends and certain other payments. As a general matter, the new rules are designed to require U.S. Persons' direct and indirect ownership of non-U.S. accounts and non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

Investor will be required to provide the Company with any information required in order to comply with FATCA. Under certain circumstances, investors could be subject to reporting obligations under FATCA, and could be subject to the withholding tax described above, to the extent they do not comply with such requirements. In certain circumstances, the Company also may require a non-compliant investor to withdraw from the Company under disadvantageous terms. Prospective investors are urged to consult their tax advisors regarding the consequences of FATCA in connection with an investment in the Company.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the tax law, which may have retroactive application, could adversely affect the Company and its investors. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to the Company or its investors will be changed.

IMPORTANCE OF OBTAINING PROFESSIONAL ADVICE

THE FOREGOING SUMMARY IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

Allocation of Company Income and Loss

The Company’s Articles and Bylaws provides that the Board will have unilateral authority to amend the provisions of the agreement dealing with allocations of profits and losses for tax purposes, with respect to a tax year ending after the date of any such amendment or for which a Company tax return has not yet been filed, in any manner deemed necessary to comply, with the Code and the regulations-and to promote equitable treatment of the shareholders.

Current Distributions of Common Shares

Common Stock:50,000,000 Shares

Preferred Stock:10,000,000 Shares

The aggregate number of Shares of all classes of capital stock which this corporation (the “Corporation”) shall have authority to issue is 60,000,000 Shares, of which 50,000,000 Shares shall be Shares of common stock, par value of $0.0001 per share (the “Common Stock”), and 10,000,000 Shares shall be Shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

The holders of Common Stock and Preferred Stock shall have and possess all rights as shareholders of the Corporation, including such rights as may be granted elsewhere by these Articles of Incorporation below.

Dividends on the Common Stock and Preferred Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

Any stock of the Corporation may be issued for money, property, services rendered, labor done, cash advances for the Corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock when issued shall be fully paid and nonassessable. Shareholders of the Corporation do not have a preemptive right to acquire unissued Shares of the Corporation’s capital stock.

* * * * *

Exempt Organizations - Unrelated Business Taxable Income

The following is a brief summary of the Federal income tax consequences of ownership of Shares by organizations otherwise exempt from taxation (hereinafter “Exempt Organizations”).

An Exempt Organization (including an IRA qualified under Section 408 of the Code and a trust forming part of a Keogh: profit-sharing or pension plan qualified under Section 401 of the Code or an organization described in Section 50 1(c) or Section 50 1(d) of the Code) is not subject to Federal income tax except to the extent that it has “unrelated business taxable income.” Unrelated business taxable income includes the gross income derived by an exempt organization from any unrelated trade or business regularly carried on by it or by a partnership of which it is a member. Interest and dividends and gains and losses from the sale, exchange or other disposition of property, unless properly includable in inventory or held primarily for sale in the ordinary course of a trade or business, are excluded from the computation of unrelated business taxable income. In computing the unrelated business taxable income of an Exempt Organization, deductions are allowed for expenses, depreciation and similar items that are directly connected with carrying on the unrelated business. In addition, the Code provides a $ 1,000 annual specific deduction except for computation of net operating losses.

Moreover, under Section 514(a) of the Code, an Exempt Organization will be taxed on its allocable share of any income from the Company to the extent that either the Exempt Organization’s investment in the Company, or the Company’s investment in the asset from which such income is derived, is debt-financed. Such an investment will be debt-financed if the investment is made with the use of borrowed funds, or if reasonably foreseeable that as a result of such investment future borrowings would be necessary to meet anticipated cash requirements.

EXEMPT ORGANIZATIONS SHOULD CONSIDER CAREFULLY WHETHER AN INVESTMENT IN WARRANTS IN THE COMPANY IS AN APPROPRIATE INVESTMENT.

Foreign Shareholders

A Share Holder who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust or foreign estate (a “Foreign Person”) generally is not subject to taxation by the United States on United States source capital gains from trading in capital assets for a taxable year, provided that such Foreign Person is not engaged in a trade or business within the United States during its taxable year, and provided further that such Foreign Person, in the case of an individual, does not spend more than 182 days in the United States during its taxable year. A Foreign Person is not subject to United States tax on certain original issue discount and certain interest income from United States sources provided that such Foreign Person is not engaged in a trade or business within the United States during such taxable year. However, a Foreign Person is generally subject to United States tax on United States source dividend income. As explained below, an investment in the Company could cause a Foreign Person to be engaged in a trade or business within the United States for the foregoing purposes if the Company is so engaged. If a Foreign Person is engaged in a trade or business within the United States during a taxable year by reason of owning an Interest, such Foreign Person will be required to file a United States income tax return for such year and pay tax at regular United States rates on its net income which is effectively connected with the trade or business conducted within the United States.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules, as modified by the PATH Act. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our Shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our Shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A non-U.S. stockholder that is a corporation and receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our Shares is deemed to be not “effectively connected” with a U.S. trade or business.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•35% of designated capital gain dividends or, if greater, 35% of the amount of any dividends that could be designated as capital gain dividends; and

•30% of ordinary income dividends (i.e., dividends paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain dividends, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain dividends for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non -U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

If the gain on the sale of Shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our Shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. Our non-U.S. stockholders should consult their tax advisors concerning the effect, if any, of these Treasury Regulations on an investment in our Shares.

The American Taxpayer Relief Act of 2012, among other things, permanently extended most of the reduced rates for U.S. individuals, estates and trusts with respect to ordinary income, qualified dividends and capital gains that had expired on December 31, 2012. The Act, however, did not extend all of the reduced rates for taxpayers with incomes above a threshold amount. Beginning January 1, 2013, in the case of married couples filing joint returns with taxable income in excess of $450,000, heads of households with taxable income in excess of $425,000 and other individuals with taxable income in excess of $400,000, the maximum rates on ordinary income will be 39.6% (as compared to 35% prior to 2013) and the maximum rates on long-term capital gains and qualified dividend income will be 20% (as compared to 15% prior to 2013).

Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

State, Local and Other Taxes

In addition to Federal income taxes, Shareholders may be subject to other taxes, such as state or local income taxes and estate, inheritance or intangible property taxes that may be imposed by various jurisdictions. Each prospective investor should consult its own tax counsel with regard to such state, local and other taxes.

In preparing the foregoing “TAX CONSIDERATIONS” the Board has relied upon generally available information, for the foregoing discussion of material tax issues relating to the Federal income tax treatment of the Company and its partners.

Q: Will any distributions I receive be taxable as ordinary income?

A: Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. In addition, we may make distributions using offering proceeds. We are not prohibited from using offering proceeds to make distributions by our charter, bylaws or investment policies, and we may use an unlimited amount from any source to pay our distributions, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. The portion of your distribution that is not subject to tax immediately is considered a return of investors’ capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you would be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

* *  *  *  *

CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our shareholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and code of business conduct and ethics, together with our Certificate/Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct is available on our website at: https://itembanc.io.

Our Board of Directors

Our Board currently consists of four members. The number of directors on our Board can be determined from time to time by action of our Board.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight

Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board also is provided updates by the CEO and other executive officers of the Company on a regular basis.

Shareholder Communications

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at ITEM BANC, Inc., 56 Pine Street, 7th Floor, Providence, Rhode Island 02903 and 201 Main Street, Number B Hardeeville, SC 29927 Telephone: (404) 396-6759, Attention: Investor Relations or via e-mail communication at: IR@itembanc.io.

Board Committees

We have an Audit and Corporate Governance Committee.

Limitations on Liability and Indemnification of Officers and Directors

South Carolina law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Articles of Incorporation and Bylaws include provisions that eliminate, to the extent allowable under South Carolina law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our Articles of Incorporation and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by South Carolina law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently do not maintain directors’ and officers’ insurance.

The limitation of liability and indemnification provisions in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our Articles of Incorporation and Bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

TRANSFER AGENT

The transfer agent for our common stock is Pacific Stock Transfer, Inc.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Simmons Associates, Ltd.

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Mark T. Thatcher.

EXPERTS

The financial statements of ITEM BANC, Inc. appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800 -SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC.

Item Banc, Inc.

Reviewed Financial Statements

For the Period June 4, 2018 (date of inception) to

June 30, 2018

KOUTOULAS & RELIS, LLC

Certified Public Accountants & Consultants

C O N T E N T S

Independent Accountants’ Review Report	1
Balance Sheet as of June 30, 2018	2
Statement of Income and Retained Earnings for the Period
June 4, 2018 (date of inception) to June 30, 2018	3
Statement of Cash Flows for the Period
June 4, 2018 (date of inception) to June 30, 2018	4
Notes to the Financial Statements	5-9

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Management

Item Banc, Inc.

Hardeeville, SC 29927

We have reviewed the accompanying financial statements of Item Banc, Inc. (a South Carolina Corporation), which comprise the balance sheet as of June 30, 2018 and the related statements of income and retained earnings and cash flows for the period June 4, 2018 (date of inception) to June 30, 2018. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with the accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our report.

Accountants’ Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Koutoulas & Relis, LLC Plantation, Florida

July 25, 2018

1776 N. Pine Island Road, Suite 316, Plantation, FL 33322

Phone: 954-332-1345 Fax: 954-332-1346 Toll Free: 1-877-829-1776 Palm Beach: 561-995-5199

Members – American, Florida and New York Institutes of Certified Public Accountants

ITEM BANC, INC.
BALANCE SHEET
JUNE 30, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$111
Total assets	$111
LIABILITIES AND STOCKHOLDERS’ EQUITY

STOCKHOLDERS’ EQUITY:	–
Preferred stock, $.001 par value, no shares issued or outstanding
Common stock, $.001 par value, 50,000,000 shares authorized,	20,000
20,000,000 shares issued and outstanding
Stock subscription receivable	(19,700)
Accumulated deficit	(189)
Total stockholders’ equity	111
Total liabilities and stockholders’ equity	$111

See accompanying notes and independent accountants’ review report.

ITEM BANC, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Revenues	$–
Cost of revenues	–
Gross profit	–
Operating expenses	189
Loss from operations	(189)
Other income(expense)	–
Other expense
Total other expense	–
Net loss before provision (benefit) for income taxes	(189)
Provision (benefit) for income taxes	–
Net Loss	(189)
Retained earnings – beginning of period	–

Accumulated deficit– end of period	$(189)

See accompanying notes and independent accountants’ review report.

ITEM BANC, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Cash flows from operating activities:	$(189)
Net loss
Net cash provided by operating activities	(189)
Cash flows from financing activities:
Founders contribution	300
Net cash provided by financing activities	300
Net decrease in cash and cash equivalents	(189)
Cash and cash equivalents at beginning of year	–
Cash and cash equivalents at end of year	$111

See accompanying notes and independent accountants’ review report.

ITEM BANC, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Item Banc, Inc., a South Carolina Corporation ("the Company"), was formed on June 4, 2018 and is headquartered in Hardeeville, South Carolina. The Company is offering investors the opportunity to purchase ITEM BANC Shares which may be exchanged for, when and if issued, blockchain protocol tokens, which they refer to as “ITEM BANC Tokens” which are intended to be used in connection with a blockchain technology backed specifically by products that are needed in daily life. The core set of commodity products that back the ITEM BANC currency are described as BHN or Basic Human Need products. These products are in five categories: Food, Building Materials, Basic Clothing, Paper Products, and Hygiene to be created by the Company

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are normal and recurring in nature. The Company's year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less to be cash equivalents. At June 30, 2018, the Company had no items, other than bank deposits, that would be considered cash equivalents. At times, the Company may have cash balances in excess of federal insured limits. No losses have been recognized as a result of these excess amounts.

Advertising costs

The Company's advertising costs are expensed as incurred. During the period from Inception, June 4, 2018 through June 30, 2018, the Company recognized $0 in advertising costs.

ITEM BANC, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•persuasive evidence of an arrangement exists;

•delivery has occurred, or services have been rendered;

•the fee for the arrangement is fixed or determinable; and

•collectability is reasonably assured.

The Company offers certain barter exchange services, via the Company's website and airdrop of tokens into Rwanda, to be used in conjunction with the exchange of tokens for basic human needs. Revenue is recognized on the date these services/tokens are processed and the goods are delivered to the customer.

The Company recognizes license and service revenue pursuant to multiple short-term contracts for specific projects. These contracts include certain fixed and variable pricing components. Fixed price components are subject to certain milestones, as defined in the individual contracts, and revenue is recognized once the specific milestone is attained. Variable price components are recognized in the month the Company provides the defined services.

Allowance for Uncollectible Accounts

The Company recognizes an allowance on accounts receivable deemed to be uncollectible. The Company assesses its receivables based on historical loss patterns, aging of the receivables, and assessments of specific identifiable customer accounts considered at risk or uncollectible. The Company also considers any changes to the financial condition of its customers and any other external market factors that could impact the collectability of the receivables in the determination of the allowance for doubtful accounts. The Company has determined that an allowance against its accounts receivable balances was not necessary at June 30, 2018.

Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. Maintenance and repairs are expensed as incurred, while significant renewals or betterments are capitalized. The Company reviews the recoverability of all long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset might not be recoverable. In the event that the facts and circumstances indicate that the current carrying value is impaired, an evaluation of recoverability is performed. There can be no assurances that market conditions or demand for the Company's products and services will not change, which could result in future impairment. No impairment charge was considered necessary at June 30, 2018.

Depreciation expense was $0 for the period ended June 30, 2018.

ITEM BANC, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Financial Accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities.

Level 2 Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Research and Development

Research and development costs are expensed as incurred. Total expense related to research and development was $0 for the period ended June 30, 2018.

Software

Costs for internally developed software to be marketed to outside users are recorded pursuant to ASC Section 985 Software. Research and development costs prior to attaining 'technological feasibility' are expensed as incurred. Costs incurred thereafter to develop the final software product are capitalized and amortized over an estimated useful life of the asset using the straight-line method for financial statement purposes as of the date the software is released to the public for use. As of June 30, 2018, the Company has capitalized no costs related to internally developed software.

ITEM BANC, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 4, 2018 (DATE OF INCEPTION)

TO JUNE 30, 2018

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary difference between the financial statements and tax bases of assets and liability using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740 10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

The Company accounts for income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized in the immediate future.

The Company accounts for federal income taxes based on the provisions promulgated by the Internal Revenue Service, which has a statute of limitation of three years. It also accounts for state income taxes based on the provisions promulgated by the state of South Carolina.

As of the Company's has not yet filed a tax return, the Company has no net operating loss (NOL) for which it may receive future tax benefits. No such benefit is expected to be recognized in the near term, and therefore, a full valuation allowance has been assessed on any potential income tax benefit.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014 09 titled "Revenue from Contracts with Customers." Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either a retrospective of cumulative effect transition method. Early adoption is not permitted. The updated standard will be effective beginning January 1, 2019 for nonpublic entities. The Company is currently evaluating the effect that the updated standard will have on these financial statements and related disclosures.

Note 1 – Nature of Business and Summary of Significant Accounting Policies, continued

In February 2016, the FASB issued ASU 2016-02, Leases, which increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Certain qualitative and quantitative disclosures are required, as well as a retrospective recognition and measurement of impacted leases. The new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2018, with early adoption permitted. The Company is evaluating the effect that the updated standard will have on its financial statements and related disclosures.

There have also been a number of issued ASUs to amend authoritative guidance, including those above, that either provide supplemental guidance, (b) are technical corrections, (c) are not applicable to the Company, or

(d) are not expected to have a significant impact on the Company's financial statements.

Subsequent Events

The Company has evaluated subsequent events through July 25, 2018, the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 2 - Stockholders' Equity

Common Stock

The Company has 50,000,000, $0.001 par value, shares authorized, and 20,000,000 shares of common stock issued and outstanding at June 30, 2018. The Company issued 20,000,000 shares to its founders at the inception of the Company and there were no other issuances of shares in the period ended June 30, 2018. At June 30, 2018, the shareholders had not fully paid for the issued shares; as a result, a stock subscription receivable of $19,700 was recorded as an offset against common stock on the accompanying balance sheet.

Preferred Stock

The Company has 10,000,000, $.001 par value, shares authorized and no shares of preferred issued and outstanding.

*****

ITEM BANC 5,000,000

SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is June 30, 2018

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

NumberDescription of Exhibit

2.1Certificate of Incorporation

2.2Bylaws

3.1Form of BOD Nomination Agreement

3.2Form of BOD Indemnification Agreement

4.1Form of SAFT and Subscription Agreement

6.1Employment Agreement with President, CEO, CFO and Secretary**

6.2Employment Agreement with COO and CDO**

6.3Employment Agreement with Vice President and CTO**

6.4White Paper**

6.5Cardano MOU**

6.1Investor Relations Agreement**

10.1Convertible Promissory Note**

11.1Consent of Koutoulas & Relis, LLC

12.1Form of Opinion of Simmons Associates, Ltd.**

*Previously filed.

*To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized in Hardeeville, South Carolina, on the 6th of August, 2018.

ITEM BANC, INC.

By:/s/ Virginia Robertson

Virginia Robertson

CEO and Director

This offering circular has been signed by the following person in the capacities indicated on August 6, 2018.

By:/s/ Virginia Robertson

Virginia Robertson

CEO and Director

(Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

ITEM BANC, Inc.

Disclaimer

No money or consideration is being solicited by the information in our Offering Circular or Whitepaper or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities ITEM BANC is offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.

The Company’s Reg A+ Offering, after qualification by the SEC, will be made only by means of the Offering Circular. Any information in our White Paper or any other communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification for sale as provided in Regulation A+ in any such state or jurisdiction.

You may obtain a copy of the Preliminary Offering Circular and the Offering Statement in which such Preliminary Offering Circular was filed with the SEC by visiting the SEC website.

All information contained in our Offering Circular is subject to change.